CONFORMED COPY

Exhibit 4.3
Gold Bond Agreement

Dated 9 December 2009

CANYON RESOURCES (JERSEY) LIMITED **(1)**
as Issuer

ATNA RESOURCES LTD. **(2)**
as Guarantor

THE LAW DEBENTURE TRUST CORPORATION P.L.C. **(3)**
as Trustee

TRUST DEED
constituting US$14.5 million Guaranteed Gold Participation Bonds due 2013

NORTON ROSE

Contents

THIS TRUST DEED is made on 9 December 2009 **BETWEEN**:

(1) **CANYON RESOURCES (JERSEY) LIMITED** a limited liability company formed under the laws of Jersey, whose principal office is at 26 New Street, St Helier, Jersey, Channel Islands JE2 3RA (**Issuer**);

(2) **ATNA RESOURCES LTD.**, a company incorporated under the laws of British Columbia, Canada, whose principal office is at Suite 250, 14142 Denver West Parkway, Golden, Colorado, United States, 80401 (**Guarantor**);

(3) **THE LAW DEBENTURE TRUST CORPORATION P.L.C.**, a company incorporated under the laws of England and Wales with company number 1675231, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom (**Trustee**, which expression shall, unless the context otherwise requires, include any successor trustee under this Trust Deed for the Bondholders).

RECITALS

(A) The Issuer has, pursuant to the resolution by the Board of Directors of the Issuer passed on 2 December 2009, authorised the issue of US$14.5 million Guaranteed Gold Participation Bonds due 2013 (**Bonds**) to be constituted by this Trust Deed and the Guarantor has, pursuant to the resolution by the Board of Directors of the Guarantor passed on 9 December 2009, agreed to guarantee the Bonds and to enter into certain covenants as set out in this Trust Deed.

(B) The Trustee has agreed to act as trustee under this Trust Deed on the following terms and conditions.

OPERATIVE PROVISIONS

1 Interpretation

1.1 **Definitions**: Unless otherwise defined herein, terms defined in the Conditions shall have the same meanings herein. In addition, the following expressions have the following meanings:

Agents means the Principal Paying Agent, each Paying Agent, Registrar, Calculation Agent and Determination Agent;

Appointee has the meaning given to it in clause 9.10;

Auditors means the auditors for the time being of the Guarantor or the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of independent certified public accountants as may be selected by the Guarantor or the Issuer with the consent in writing of the Trustee or (failing such appointment by the Guarantor or the Issuer) as selected by the Trustee for the purpose and, in either case, whose fees will be borne by the Guarantor or the Issuer;

Authorised Officer means any Director or Officer or any other senior officer of the Guarantor or the Issuer, respectively, who has been authorised to sign the certificates required under this Trust Deed on behalf of, and so as to bind, the Guarantor and the Issuer, respectively;

Canadian GAAP means the generally accepted accounting principles in Canada;

Certificate means a bond certificate in or substantially in the form set out in Schedule 1 issued to each Bondholder in respect of its registered holding of Bonds and includes any replacement Certificates issued pursuant to the Conditions and, except in clause 3.2, includes the Global Certificate in or substantially in the form set out in Schedule 2;

Certification Date has the meaning given to it in clause 6.7;

Conditions means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed, and as modified, in their application to the Bonds in respect of which the Global Certificate is issued, by the provisions of the Global Certificate, and any reference to a particularly numbered Condition shall be construed accordingly;

Contractual Currency has the meaning given to it in clause 15.1;

Definitive Certificate means the Bonds which are for the time being in definitive registered form in or substantially in the form set out in Schedule 1;

Directors means the directors for the time being of, as appropriate, the Issuer and/or the Guarantor;

Extraordinary Resolution has the meaning given to it in Schedule 3;

Fiscal Period means a period commencing on 1 January and ending on the succeeding 31 December provided that if the Guarantor or the Issuer shall change its financial year so as to end on a date other than 31 December, the foregoing shall be automatically deemed to be amended as necessary;

FSMA has the meaning given to it in clause 6.8;

Global Certificate means a global certificate representing the Bonds, in or substantially in the form set out in Schedule 2;

Issuer's Territory has the meaning given to it in clause 13.2.3;

Officer means the executive officers for the time being of, as appropriate, the Issuer and/or the Guarantor;

outstanding means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and either the Asset Amount has been delivered in accordance with the Conditions or, as the case may be, the redemption moneys have been duly paid to or to the order of the Trustee as provided in clause 2 or have been duly paid to the Principal Paying Agent and remain available for payment following surrender of Certificates in respect of Bonds, (c) those which have been purchased and cancelled in accordance with Condition 7, (d) those in respect of which claims have become prescribed under Condition 11, (e) those mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates pursuant to Condition 12, (f) for the purpose only of determining how many Bonds are outstanding and without prejudice to their status for any other purpose, those Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued pursuant to Condition 12, and (g) the Global Certificate to the extent that it shall have been exchanged for Definitive Certificates pursuant to its provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) determining how many Bonds are outstanding for the purposes of Conditions 10, 13 and 14 and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders, and (iv) the certification (where relevant) by the Trustee as to whether an Event of Default or a Potential Event of Default or any other event, circumstance, matter or thing is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries and not yet cancelled shall be deemed not to remain outstanding;

Potential Event of Default means an event or circumstance which would with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 10 become an Event of Default;

Proceedings has the meaning given to it in clause 20.2;

Relevant Stock Exchange means the stock exchange or exchanges on which the Bonds are for the time being quoted or listed;

specified office means, in relation to an Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to clause 6.15;

Substituted Obligor has the meaning given to it in clause 13.2;

Substituted Territory has the meaning given to it in clause 13.2.3;

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

Trust Deed means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed.

1.2 **Construction of Certain References:** References to:

1.2.1 costs, charges, remuneration or expenses include any withholding, value added, turnover or similar tax charged in respect thereof;

1.2.2 an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

1.2.3 any statute or the provision of any statute in this Trust Deed and in the Conditions shall be deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates or replaces the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

1.2.4 references in this Trust Deed and the Conditions to the approval of the Trustee not being unreasonably withheld or delayed shall be construed giving due regard to the fact that the Trustee in giving any such consent or approval is acting as Trustee for the Bondholders and is obliged to act in their interest.

1.3 **Enforceability:** If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.4 **Headings:** Headings shall be ignored in construing this Trust Deed.

1.5 **Schedules:** The Schedules are part of this Trust Deed and have effect accordingly.

1.6 **Contracts (Rights of Third Parties) Act 1999:** A Person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2 Amount of the Bonds and Covenant to Pay

2.1 **Amount of the Bonds:** The aggregate principal amount of the Bonds is limited to US$14.5 million, subject to any further issuance pursuant to Condition 18.

2.2 **Covenant to pay:** The Issuer, failing which the Guarantor, covenants with the Trustee that it will comply with, and perform and observe, all the provisions of the Conditions and this Trust Deed which are expressed to be binding on it and the Issuer, failing which the Guarantor, will on any date when the Bonds or any of them become due to be redeemed in accordance with this Trust Deed and the Conditions unconditionally pay or procure to be paid to or to the order of the Trustee, either in US dollars in immediately available funds where payment is made by payment of cash, or by delivery of the corresponding Asset Amount, the principal amount of the Bonds becoming due for redemption on that date, together with any other amount payable in accordance with the Conditions, and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Bonds as set out in the Conditions provided that (a) subject to the provisions of clause 2.4.2, payment of any sum due in respect of the Bonds made to or to the order of the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions, and (b) a payment made after the due date or pursuant to Condition 10 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee or, if earlier, the seventh day after notice to that effect has been given to the Bondholders (if required under clause 6.12), except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions. The Trustee will hold the benefit of the covenants in this clause 2.2 on trust for the Bondholders.

2.3 **Discharge:** Subject to clause 2.4, any payment to be made in respect of the Bonds by the Issuer, the Guarantor or the Trustee may be made as provided in the Conditions and any payment so made will (subject to clause 2.4) to such extent be a good discharge to the Issuer, the Guarantor or the Trustee, as the case may be.

2.4 **Payment after a Default:** At any time after an Event of Default or a Potential Event of Default has occurred, the Trustee may by notice in writing to the Issuer, the Guarantor, the Agents and the Registrar, require the Agents and the Registrar, until notified by the Trustee to the contrary, so far as permitted by applicable law:

2.4.1

(a) to act as agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments deemed to have been made as necessary and except that the Trustee's liability for the indemnification, remuneration and all other expenses of the Agents and the Registrar will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Certificates and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; and/or

(b) to deliver all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice, provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent or the Registrar is obliged not to release by any laws or regulations to which it is subject; and

2.4.2 by notice in writing to the Issuer and the Guarantor require it to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent and, with effect from the issue of any such notice and until such notice is withdrawn, clause 2.2(a) shall cease to have effect.

2.5 **Default Interest:** Any unpaid amount of the Bonds shall bear interest at the rate of 6 per cent per annum compounded quarterly (or, if higher, the rate of interest on judgement debts for the time being provided by English law), both before and after judgment, until whichever is the earlier of (a) the day on which all sums due in respect of such Bonds are received by or on behalf of the relevant Bondholder and (b) the day seven days after the Trustee or the Principal Paying Agent has notified the Bondholder of receipt of all sums due in respect of all the Bonds of the relevant Bondholder up to that seventh day (except to the extent that there is a failure in the subsequent payment to the relevant holder under the Conditions).

3 Form of the Bonds and Certificates; Issue of the Bonds

3.1 **The Global Certificate:** The Bonds will be represented by the Global Certificate in the aggregate principal amount of the Bonds. The Global Certificate will be issued in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg. The Global Certificate need not be security printed. The Bonds evidenced by the Global Certificate shall, subject to their terms in all respects, be entitled to the same benefits under this Trust Deed as individual Bonds.

3.2 **The Definitive Certificates:** The Definitive Certificates, if issued, will be printed in accordance with all applicable stock exchange requirements and will be in or substantially in the form set out in Schedule 1 and endorsed with the Conditions.

3.3 **Signature:** The Global Certificate (and the Definitive Certificates, if issued) shall be signed manually or in facsimile by one or more Authorised Officers of the Issuer duly authorised for the purpose or manually or in facsimile by any duly authorised attorney of the Issuer and authenticated manually by or on behalf of the Registrar (or its agent on its behalf, including the Principal Paying Agent). The Issuer may use the facsimile signature of any Person who at the date of this Trust Deed is an Officer even if at the time of issue of any Certificate (including the Global Certificate) he no longer holds such office. Bonds represented by Certificates (including the Global Certificate) so executed and authenticated will be binding and valid obligations of the Issuer and the Guarantor, as the case may be.

3.4 **Redemption:** Upon full or partial redemption of any of the Bonds for any reason, a notation will be made by the Registrar in the Register reflecting such event (and, in the case of any Definitive Certificates that are outstanding, such Certificates shall be surrendered to the Registrar and in the case of partial redemption, new Definitive Certificates shall thereupon be issued in appropriate amounts).

3.5 **Issue:** Issue and delivery of the Bonds shall be complete on the issue and delivery of the Global Certificate to a nominee of a common depositary to Euroclear and Clearstream, Luxembourg by, or at the order of, the Issuer and completion of the Register by or on behalf of the Registrar.

3.6 **Entitlement to treat holder as owner:** A Bondholder will (save as otherwise required by law) be treated as the absolute owner of a Bond registered in its name for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on or the theft or loss of the Certificate issued in respect of it) and no Person will be liable for so treating the holder.

4 Stamp Duties and Taxes

4.1 **Stamp Duties:** The Issuer, failing which the Guarantor, will pay any stamp, issue, registration, documentary, transfer or other taxes and duties, including, but not limited to, interest and penalties, payable in the United States of America, Canada, Jersey, the United Kingdom, Switzerland, Belgium or Luxembourg in respect of the creation, issue and offering of the Bonds and the execution or delivery of this Trust Deed, except for the taxes and duties required to be paid by Bondholders under Conditions 8(b) and 9. The Issuer and the Guarantor will also, jointly and severally, indemnify the Trustee and the Bondholders from and against all stamp, issue, registration, documentary, transfer or other taxes and duties paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled under Condition 14 to do so), the Bondholders, to enforce the obligations of the Issuer or the Guarantor, as the case may be, under this Trust Deed or the Bonds.

4.2 **Change of Taxing Jurisdiction:** If the Issuer or the Guarantor becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the United States of America, Canada, Jersey and/or any such authority of or in such territory which imposes taxes, duties, assessments or governmental charges of whatever nature with respect to this Trust Deed or the Bonds, then (a) the Issuer, failing which the Guarantor, will (unless the Trustee otherwise agrees) give to the Trustee an

undertaking satisfactory to the Trustee in terms and manner corresponding to the terms of Condition 9, and (b) Condition 7(b) shall be deemed amended (without any further action being taken), in each case with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United States of America, Canada, Jersey or references to that other or additional territory or authority to whose taxing jurisdiction the Issuer or the Guarantor, as the case may be, has become so subject and which has imposed such taxes, duties, assessments or governmental charges. In such event this Trust Deed and the Bonds will be read accordingly.

5 Guarantee and Indemnity

5.1 **Payment Guarantee:** The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed or the Bonds by the time and on the date specified for such payment (whether on each Payment Date, on acceleration or otherwise), the Guarantor will pay that sum to or to the order of the Trustee, in the manner provided in clause 2.2 (or if in respect of sums due under clause 8, in London in pounds sterling in immediately available funds) before close of business on that date, in the city to which payment is so to be made. Clauses 2.2(a) and 2.2(b) will apply (with consequential amendments deemed to have been made as necessary) to such payments other than those in respect of sums due under clause 8. All payments under the guarantee by the Guarantor will be made subject to Condition 8 and clause 4.2.

5.2 **Guarantee**: The Guarantor unconditionally and irrevocably guarantees the due and punctual performance and observance by the Issuer of each of the other provisions of this Trust Deed on the Issuer's part to be performed or observed.

5.3 **Guarantor as Principal Debtor**: As between the Guarantor, the Trustee and the Bondholders, but without affecting the Issuer's obligations, the Guarantor will be liable under this clause 5 as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including (a) any time, indulgence, waiver or consent at any time given to the Issuer or any other Person, (b) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (c) the making or absence of any demand on the Issuer or any other Person for payment, (d) the enforcement or absence of enforcement of this Trust Deed or the Bonds or of any security or other guarantee or indemnity, (e) the taking, existence or release of any security, guarantee or indemnity, (f) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other Person or (g) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed or the Bonds or any of the Issuer's obligations under any of them).

5.4 **Guarantor's Obligations Continuing:** The Guarantor's obligations under this Trust Deed are and will remain in full force and effect by way of a continuing guarantee until no sum remains payable under this Trust Deed or the Bonds. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any Person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other Person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

5.5 **Exercise of Guarantor's Rights**: So long as any sum remains payable under this Trust Deed or the Bonds:

5.5.1 any right of the Guarantor, by reason of the performance of any of its obligations under this clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

5.5.2 any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer will be held in trust for the Trustee and immediately paid to the Trustee and the Trustee will hold it on the trusts set out in clause 7.1 or 7.2, as the case may be.

5.6 **Suspense Accounts:** Any amount received or recovered by the Trustee from the Issuer or the Guarantor (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with clause 2) in respect of any sum payable by the Issuer under this Trust Deed or the Bonds may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

5.7 **Avoidance of Payments:** The Guarantor shall on demand indemnify the Trustee and each Bondholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed or the Bonds and shall in any event pay to it on demand the amount as refunded by it.

5.8 **Debts of Issuer:** If any moneys become payable by the Guarantor under this Guarantee, the Issuer will not (except in the event of the liquidation of the Issuer but without prejudice to clause 5.5.2) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

5.9 **Indemnity:** As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (a) that any sum which, although expressed to be payable by the Issuer under this Trust Deed or the Bonds, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Bondholder) not recoverable from the Guarantor on the basis of a guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Trustee on demand and (b) as a primary obligation to indemnify the Trustee and each Bondholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed and/or the Bonds not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed and/or the Bonds being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee or any Bondholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

6 General covenants

The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 3 shall have effect in the same manner as if herein set forth.

So long as any Bond is outstanding, each of the Issuer and the Guarantor hereby covenants with the Trustee that it will:

6.1 **General Compliance**: comply with and perform and observe all the provisions of this Trust Deed and the Conditions which are expressed to be binding on it. The Conditions shall be binding on each of the Issuer, the Guarantor and the Bondholders;

6.2 **Books of Account**: keep, and procure that each of its respective Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or Potential Event of Default so far as permitted by applicable law, allow, and procure that each of its respective Subsidiaries will allow, the Trustee and anyone appointed by it, to whom it has no reasonable objection, access to its books of account at all reasonable times during normal business hours;

6.3 **Notice of Events of Default**: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default;

6.4 **Information**: so far as permitted by applicable law, give to the Trustee such information and evidence as it shall require for the purpose of the discharge of the duties and discretions vested in it under this Trust Deed or by operation of law and performing its functions;

6.5 **Financial Statements, etc.**: send to the Trustee and the Relevant Stock Exchange, as promptly as practicable (and, in the case of each annual Fiscal Period, at the time of their issue and in any event within six months of the end of the annual Fiscal Period and in the case of each quarterly Fiscal Period, at the time of issue and in any event within three months of the end of the quarterly Fiscal Period) two copies in the English language of the following:

6.5.1 in the case of each quarterly Fiscal Period falling within each of the annual Fiscal Periods, the quarterly consolidated financial statements of the Guarantor in respect of such Fiscal Period in the form required by applicable Canadian securities legislation and by the Relevant Stock Exchange; and

6.5.2 in the case of each annual Fiscal Period, the annual report containing audited consolidated financial statements of the Guarantor as at the end of, and for, such Fiscal Period, prepared in accordance with Canadian GAAP,

provided that if and to the extent that the financial statements are not prepared or adjusted on a basis consistent with that used for the preceding corresponding Fiscal Period, that fact shall be stated;

6.6 **Information Material to Bondholders**: send to the Trustee and the Relevant Stock Exchange in the English language a summary of or a copy of all notices, statements and documents which are issued (or which under any legal or contractual obligation should be issued) to its creditors generally as soon as practicable (but not later than 30 days) after their date of issue;

6.7 **Certificate of Authorised Officer**: send to the Trustee, within 14 days of the financial statements of the Guarantor being provided to the Trustee pursuant to Clause 6.5.2 and also within 14 days after any written request by the Trustee, a certificate of each of the Issuer and the Guarantor in the English language substantially in the form appearing in Schedule 4 hereof and signed by an Authorised Officer on behalf of the Issuer and the Guarantor, respectively, to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of each of the Issuer and the Guarantor as at a date (**Certification Date**) being not more than five days before the date of the certificate:

6.7.1 no Event of Default or Potential Event of Default had occurred since the date of this Trust Deed or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it; and

6.7.2 each of the Issuer and the Guarantor has complied with all its respective obligations under this Trust Deed or (if such is not the case), specifying the respects in which it has not complied.

Such certificates shall be accompanied in each case by an up-to-date list of the Directors and Authorised Officers of each of the Issuer and the Guarantor, and each of their specimen signatures, or confirmation that list (and specimen signatures) provided in any previous certificate remains true, complete and up to date. The Trustee shall be entitled to conclusively rely upon such certificates of the Issuer and the Guarantor;

6.8 **Notices to Bondholders**: send or procure that the Principal Paying Agent will send, to the Trustee, at least seven days before the date of publication, a copy of the form of each notice in the English language to be given to Bondholders and once given, two copies of each such notice (copied to the Relevant Stock Exchange), such notice to be in a form approved by the Trustee (such approval, unless so expressed, not to constitute approval for the purposes of section 21 of the Financial Services and Markets Act 2000 (**FSMA**) of any such notice which is a communication within the meaning of the FSMA) and (if appropriate) complying with any requirements of the Relevant Stock Exchange. The Trustee shall have no obligation to monitor compliance with such requirements and the Trustee shall not be responsible to Bondholders or any other Person for any loss arising from any failure by it to do so and it shall be the sole responsibility of the Issuer to ensure such compliance;

6.9 **Further Acts**: so far as permitted by applicable law, execute all such further documents and do such further things as may be necessary in the opinion of the Trustee to give effect to this Trust Deed;

6.10 **Agents**: at all times maintain Agents in accordance with the Conditions;

6.11 **Late Payment**: use its reasonable endeavours to procure the Principal Paying Agent to notify the Trustee forthwith in the event that it does not on or before the due date for any payment in respect of the Bonds or any of them receive unconditionally pursuant to the Agency Agreement payment or provision for the full amount required for such payment;

6.12 **Notice of Late Payment**: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds that by the time of such notice, has not been made or was made after the due date for such payment;

6.13 **Listing**: use all reasonable endeavours to obtain and thereafter maintain the listing of the Bonds on the Channel Islands Stock Exchange LBG on or prior to the first Payment Date (as defined in the Conditions) or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide;

6.14 **Tax**: if payments of principal or interest in respect of the Bonds by the Issuer or the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United States, Canada, Jersey or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to the United States, Canada, Jersey or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid, such supplemental trust deed also (where applicable) to modify Condition 7(b) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;

6.15 **Change in Agents**: within three days of receiving notice of the same from any Agent, give notice to the Trustee and to the Bondholders in accordance with Condition 17 of the proposed appointment, resignation or removal of any Agent or of any change in its specified office provided always that so long as any of the Bonds remains outstanding, no such appointment or removal shall take effect without the written approval of the Trustee;

6.16 **Principal Subsidiaries**: give to the Trustee the following:

6.16.1 at the same time as sending the certificate referred to in clause 6.7 and, in any event, not later than 180 days after the end of the relevant Fiscal Period a certificate signed by two Officers as to which of the Subsidiaries (other than the Issuer) were as at the last day of the last financial year Principal Subsidiaries;

6.16.2 within 14 days of a request by the Trustee a certificate signed by two Officers as to which of the Subsidiaries were as at the date specified in such request Principal Subsidiaries; and

6.16.3 as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary, a certificate to such effect signed by two Directors of the Guarantor,

and the Trustee shall be entitled to rely conclusively on any certificate delivered to the Trustee under clauses 6.16.1, 6.16.2 and 6.16.3.

6.17 **Filing, Registration and Reporting**: duly and punctually comply with or procure that there is complied with all filing, registration, reporting and similar requirements required in accordance with applicable law and regulations of the United Kingdom, Canada, Jersey, or the United States of America, or with the applicable rules of the Relevant Stock Exchange, from time to time required with respect to this Trust Deed and the Bonds;

6.18 **Consents, Approvals and Authorisations**: obtain, comply with and do all that is necessary to maintain in full force and effect any governmental or regulatory consents, approval, authorisation, resolution, license or exemption required by the Issuer and/or the Guarantor required with respect to this Trust Deed and the Bonds;

6.19 **Early Redemption**: give notice to the Trustee and the Bondholders of any proposed early redemption pursuant to Condition 7(b);

6.20 **Other Information**: send to the Trustee together with the financial statements referred to in clause 6.5 a list in the English language of all documents issued during or in respect of the relevant annual Fiscal Period by the Guarantor to its shareholders, which list shall indicate the principal subject of each such document and (if the Trustee so requires at any time) provide a certified copy or summary, in each case in the English language, of any document described in such list within 30 days after being requested to do so;

6.21 **Bonds held by Issuer etc.**: in order to enable the Trustee to ascertain the principal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Officers of the Issuer or the Guarantor (as appropriate) setting out the total number and aggregate principal amount of Bonds which:

6.21.1 up to and including the date of such certificate have been purchased by the Issuer, the Guarantor or any Subsidiary of the Guarantor, and cancelled; and

6.22 are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantor or any Subsidiary of the Guarantor;

6.23 **Agency Agreement**:

6.23.1 comply with and perform all its obligations under the Agency Agreement; and

6.23.2 use reasonable endeavours to procure that the Agents observe and comply with all their respective obligations under the Agency Agreement; and

6.24 **Audited Accounts**: upon the request of holders of the Bonds holding in aggregate not less than 10 per cent of the outstanding principal amount of the Bonds, prepare, at the cost and expense *of the relevant Bondholders, audited annual accounts of the Issuer.*

7 Application of moneys received by the Trustee

7.1 **Pre-acceleration**: Unless the Trustee has given notice to the Issuer and the Guarantor that the Bonds are immediately due and payable following an Event of Default, all moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed will, despite any appropriation of all or part of them by the Issuer or the Guarantor, be held by the Trustee upon trust to apply them (subject to clause 7.3):

7.1.1 first, in payment or satisfaction of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to the Trustee) and any indemnity or any other amounts due to the Trustee in carrying out its functions under this Trust Deed;

7.1.2 secondly, in payment or satisfaction of all costs, charges, expenses and liabilities incurred by the Principal Paying Agent (including remuneration payable to the Principal Paying Agent) and indemnity or any other amounts due to the Principal Paying Agent in carrying out its functions under the Agency Agreement;

7.1.3 thirdly, in payment of any other amounts (including principal, interest and default interest) owing in respect of the Bonds *pari passu* and rateably; and

7.1.4 fourthly, in payment of any balance (if any) to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

If the Trustee holds any moneys in respect of Bonds in respect of which claims have become prescribed under Condition 11, such moneys will be returned to the Issuer or the Guarantor.

7.2 **Post-acceleration**: On and after the Trustee having given notice to the Issuer and the Guarantor that the Bonds are immediately due and payable following an Event of Default, the Trustee shall apply all moneys received by it under the Trust Deed as follows:

7.2.1 first, in payment or satisfaction of all costs, charges, expenses and liabilities incurred by the Trustee (including remuneration payable to the Trustee) or any receiver (including remuneration payable to the receiver) and any indemnity or any other amounts due to the Trustee or the receiver in carrying out its respective functions under the Trust Deed;

7.2.2 secondly, in payment or satisfaction of all costs, charges, expenses and liabilities (whether actual or contingent) incurred by the Principal Paying Agent (including remuneration payable to the Principal Paying Agent) and indemnity or any other amounts due to the Principal Paying Agent in carrying out its functions under the Agency Agreement;

7.2.3 thirdly, in payment of all other amounts (including principal, interest and default interest) owing in respect of the Bonds *pari passu* and ratably; and

7.2.4 fourthly, in payment of any balance (if any) to the Issuer for itself or, if any moneys were received from the Guarantor and to the extent of such moneys, the Guarantor.

If the Trustee holds any moneys in respect of Bonds in respect of which claims have become prescribed under Condition 11, such moneys will be returned to the Issuer or the Guarantor.

7.3 **Accumulation**: If the amount of the moneys at any time available for payment in respect of the Bonds under clause 7.1 or 7.2 is less than ten per cent of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys without liability therefor. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least ten per cent of the Principal Amount of the Bonds as the case may be and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in clause 7.1 or 7.2.

7.4 **Investment**: Subject to clause 7.3, moneys held by the Trustee may, in the Trustee's absolute discretion, be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency. If that bank or institution is either the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

8 Remuneration and indemnification of the Trustee

8.1 **Normal Remuneration**: So long as any Bond is outstanding the Issuer, failing which the Guarantor, will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree in writing, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding on account of taxation, set-off and counter claim. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in priority to payments to the Bondholders. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld or refused, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

8.2 **Extra Remuneration**: If an Event of Default or a Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer or the Guarantor to undertake duties which it finds to be of an exceptional nature or otherwise outside the scope of the Trustee's normal duties under this Trust Deed, the Issuer, failing which the Guarantor, will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this clause (or as to such sums referred to in clause 8.1), as determined by a Person (acting as an expert) selected by the Trustee and approved by the Issuer and the Guarantor or, failing such approval, nominated at the request of the Trustee by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such Person's fee will be paid by the Issuer, which sums, for the avoidance of doubt, shall be paid free and clear of deduction and withholding on account of taxation. The determination of such Person will be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders and clause 8.1 shall apply *mutatis mutandis* in respect of such extra remuneration.

8.3 **Expenses**: The Issuer, failing which the Guarantor, will on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust, and the performance of its functions under, and in any other manner in relation to, this Trust Deed and the Conditions including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action or legal proceedings brought or contemplated by the Trustee against the Issuer or the Guarantor to enforce any provision of this Trust Deed or the Bonds. Such costs, charges, liabilities and expenses shall be payable or reimbursable by the Issuer, failing which the Guarantor, against presentation of invoices by the Trustee, and will:

8.3.1 in the case of payments made by the Trustee before such demand carry interest from the date of the demand at the rate of two per cent per annum over the overnight rate of National Westminster Bank on the date on which the Trustee made such payments; and

8.3.2 in other cases carry interest at such rate from 15 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

8.4 **Indemnity:** Subject to the remaining provisions of this Clause 8, the Issuer, failing which the Guarantor, will indemnify the Trustee in respect of all liabilities and expenses incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it, in each case as permitted by this Trust Deed, in the carrying out of its functions and against any loss, liability, cost, any fees accrued pursuant to clause 8.2, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to, its appointment or the exercise of its functions. The Contracts (Rights of Third Parties) Act 1999 shall apply to this clause 8.4.

8.5 **Continuing Effect**: Clauses 8.3 and 8.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee, or the Bonds are no longer outstanding or this Trust Deed has been discharged in accordance with clause 15.4.

9 Provisions supplemental to the Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

9.1 **Advice**: The Trustee may conclusively obtain and rely and shall be protected in acting or refraining from acting upon the opinion or advice of, or information obtained (whether by or addressed to it, the Issuer, the Guarantor or any Agent or any other Person or otherwise, and notwithstanding any monetary or other limit on liability in respect thereof) from, any lawyer, bank, valuer or any other expert (including the Auditors) and will not be responsible to anyone for any loss occasioned by so acting or refraining from acting. Any such opinion, advice or information may be sent or obtained by letter, telex, electronic mail or fax and the Trustee will not be liable to anyone for acting or refraining from acting on any opinion, advice or information purporting to be conveyed by such means, notwithstanding any limitation on liability (monetary or otherwise) in relation to such Person's opinion or advice and even if it contains some error or is not authentic.

9.2 **Trustee to Assume Due Performance**: The Trustee need not notify anyone of the execution of this Trust Deed, or do anything to find out if an Event of Default or a Potential Event of Default has occurred. Until it has received express notice in writing from the Issuer or the Guarantor to the contrary, the Trustee may assume that no such event has occurred and that each of the Issuer and the Guarantor is performing all its obligations under this Trust Deed and the Bonds and no event has happened as a consequence of which any of the Bonds may become repayable.

9.3 **Resolutions of Bondholders**: The Trustee will not be responsible for having acted upon a resolution in writing purporting to have been signed by the requisite Bondholders or upon a resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution, direction or request was not valid or binding on the Bondholders.

9.4 **Certificate signed by Authorised Officer**: If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by an Authorised Officer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

9.5 **Deposit of Documents**: The Trustee may deposit this Trust Deed and any other documents relating to the Bonds in any part of the world with, and appoint as custodian, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect thereof and the Trustee shall not be responsible for or be required to insure against any loss incurred in connection with such deposit.

9.6 **Discretion and Directions**: In connection with the exercise of its rights, powers and duties as Trustee pursuant to this Trust Deed, the Conditions and the Agency Agreement, the Trustee shall:

9.6.1 save as expressly otherwise provided in this Trust Deed, have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise;

9.6.2 whenever in this Trust Deed, the Conditions, the Agency Agreement or by law, have discretion or permissive power, be able to decline to exercise the same in the absence of approval by (or directions from) the Bondholders and need not exercise the same unless it has been indemnified, provided with security and/or pre-funded to its satisfaction; and

9.6.3 wherever the Trustee is under the provisions of this Trust Deed, the Conditions, the Agency Agreement or of applicable law bound to act at the request or direction of the Bondholders, not be so bound unless first indemnified, secured and/or pre-funded in each case to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all losses, costs, charges, damages, expenses and liabilities which it may incur by so doing.

9.7 **Agents**: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional Person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

9.8 **Delegation**: Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, acting reasonably in the selection of such Person, delegate to any Person on any terms (including power to sub-delegate) all or any of its functions to anyone.

9.9 **Nominees**: In relation to any asset held by it under this Trust Deed, the Trustee may, acting reasonably in the selection of such Person, appoint any Person to act as its nominee on any terms.

9.10 **Appointment**: If the Trustee exercises reasonable care in selecting any custodian, agent, delegate or nominee appointed under this clause (**Appointee**), it will not have any obligation to supervise the Appointee or be responsible for any loss (including consequential loss (being a loss of business, goodwill, opportunity or profit) of any kind whatsoever), liability, cost, claim, action, demand or expense incurred by reason of the Appointee's misconduct, default, negligence, omission or bad faith or the misconduct, default, negligence, omission or bad faith of any substitute appointed by the Appointee.

9.11 **Confidentiality**: Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Issuer or the Guarantor and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

9.12 **Determinations Conclusive**: As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

9.13 **Currency Conversion**: Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

9.14 **Payment for Bonds**: The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds or the delivery of Certificates to the Person(s) entitled to them.

9.15 **Asset Amount**: The Trustee shall have no duty or responsibility at any time in respect of the validity or value (or the kind or amount) of the Asset Amount or any other property which may at any time be issued or delivered. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver the Asset Amount or any securities or property or make any payment.

9.16 **Responsibility**: The Trustee shall have no responsibility for the correctness of Recital (A) or any representation or warranty given by any Person in this Trust Deed. The Trustee by the execution of this Trust Deed shall not be deemed to make any representation as to the validity,

sufficiency or enforceability of this Trust Deed or any part thereof or of any other transaction documents (including, without limitation, the Agency Agreement).

9.17 **Action by the Trustee**: Notwithstanding anything else contained in this Trust Deed the Trustee shall not be required to take any action prior to making any declaration under Condition 10 that the Bonds are immediately due and payable if such action would require the Trustee to incur any expenditure or other financial liability or risk its own funds (including obtaining any advice which it might otherwise have thought appropriate to obtain). The Trustee shall not be under any obligation to take proceedings against the Issuer or the Guarantor to enforce payment of the Bonds after the Bonds have become due and payable unless it shall have been indemnified, provided with security and/or pre-funded in each case to its satisfaction.

9.18 **Satisfaction of Trustee in Condition 7(b)**: For the purposes of Condition 7(b) the Trustee shall be satisfied by the Issuer or the Guarantor that either the Issuer or the Guarantor will be obliged to pay additional amounts as provided in that Condition by the delivery to it of an opinion of an independent tax counsel or the tax advisers of the Issuer and/or the Guarantor stating that such additional amounts are payable by the Issuer or the Guarantor, as the case may be, in accordance with that Condition and cannot be avoided by the Issuer and/or the Guarantor, as the case may be, taking reasonable measures available to it.

9.19 **Consolidation, amalgamation etc.**: The Trustee shall not be responsible for any consolidation, amalgamation, merger, reconstruction or scheme of the Issuer and/or the Guarantor or any sale or transfer of all or substantially all of the assets of the Issuer and/or the Guarantor or the form or substance of any plan relating thereto or the consequences thereof to any Bondholder.

9.20 **Bonds and documents**: The Trustee shall not be liable to the Issuer, the Guarantor or any Bondholder if it has accepted as valid or has not rejected any Certificate purporting to be such and subsequently found to be forged or not authentic nor shall it be liable for any action taken or omitted to be taken in reliance on any document, certificate or communication believed by it to be genuine and to have been presented or signed by the proper parties, including, for the avoidance of doubt, the Register.

9.21 **Consent**: Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively.

9.22 **Trustee's Funds**: Nothing herein shall be construed to require the Trustee to expend or risk its own funds or incur financial liability in the discharge of its duties and responsibilities or the exercise of any right, power, authority or discretion under this Trust Deed.

9.23 **Transactions with Issuer**: Nothing herein shall prevent the Trustee from entering into financial transactions with the Issuer, the Guarantor or any of their respective Subsidiaries and need not account for any profit.

9.24 **Interests of Bondholders**: In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modifications, substitution, waiver or authorisation of any breach or proposed breach of any of the Conditions or any of the provisions of this Trust Deed), the Trustee shall have regard to the general interests of the Bondholders as a class and shall not have regard to any interest arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Bondholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and no Bondholder shall be entitled to claim from the Issuer, the Guarantor or the Trustee, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except and only in the case of the Issuer and the Guarantor to the extent provided for in Conditions 8(b) and 9 and/or in any undertakings given in addition thereto or in substitution therefor pursuant to this Trust Deed.

9.25 **Reliance on Certificates**: The Trustee may rely without liability to Bondholders on any certificate or report prepared by an internationally recognised firm of accountants (including the Auditors) pursuant to the Conditions and/or this Trust Deed, whether or not addressed to the Trustee and whether or not the internationally recognised firm of accountants' liability in respect thereof is limited by a monetary cap or otherwise limited or excluded and shall be obliged to do so where the certificate or report is delivered pursuant to the obligation of the Issuer or the Guarantor to procure such delivery under the Conditions, any such certificate or report shall be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders.

9.26 **Not responsible for error of judgment**: Subject to clause 10 the Trustee shall not be liable for any error of judgment made by responsible officer(s) or employee(s) of the Trustee.

9.27 **Trustee Act 2000**: For the avoidance of doubt, (a) the Trustee may retain or invest in securities payable to bearer without appointing a Person to act as custodian and (b) where there are any inconsistencies between the Trustee Act 1925 and Trustee Act 2000 (**Trustee Acts**), and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and in the case of any such inconsistency with the Trustee Acts, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of the Trustee Acts.

9.28 **Acceleration and Enforcement**: The Trustee shall not be obliged to declare the Bonds immediately due and payable under Condition 10 unless it has been (a) directed to do so by the Bondholders in accordance with Condition 10 and (b) indemnified, secured and/or pre-funded in each case to its satisfaction in respect of all costs, claims and liabilities which it has incurred to that date and to which it may thereby and as a consequence thereof in its sole opinion render itself, or have rendered itself, liable.

9.29 **Bonds held by the Issuer or the Guarantor**: In the absence of express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under clause 6.21) that no Bonds are for the time being held by or on behalf of the Issuer, the Guarantor or any of their respective Subsidiaries.

9.30 **Professional Charges**: The Trustee being a banker, lawyer, broker or other Person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in Person by a trustee not being a banker, lawyer, broker or other professional Person.

9.31 **Consequential loss**: Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall in no event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage, unless the claim for loss or damage is made in respect of fraud on the part of the Trustee.

9.32 **Not responsible for documents**: The Trustee shall not be responsible to any Person for failing to request, require or receive any legal opinion relating to the Bonds, or translations of documents, circulars, notices and statements provided by the Issuer or the Guarantor pursuant to this Trust Deed, or for checking or commenting upon the content of any such legal opinion or document, circular, notice or statement and shall not be responsible for any liability incurred thereby. Any aforesaid documents, circulars, notices, statements or opinions received by the Trustee pursuant to this Trust Deed shall be made available for inspection by Bondholders during normal business hours at the specified office of the Trustee.

9.33 **Action Contrary to Law etc.**: The Trustee may refrain from doing anything in any jurisdiction if doing the relevant thing in that jurisdiction would, in its opinion, be contrary to any law of that jurisdiction or, to the extent applicable, of England, or would otherwise render it liable to any Person in that jurisdiction or England or if, in its opinion based upon such legal advice, it would

not have power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in England or if it is determined by any court or other competent authority in that jurisdiction or in England that it does not have such power.

9.34 **Reliance on Information**: The Trustee may conclusively rely, as to the truth of the statements, the accuracy of any mathematical calculations and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Deed.

9.35 **Not bound to take action**: The Trustee shall not be bound to enforce the provisions of this Trust Deed unless directed to do so by the Bondholders and indemnified, secured and/or pre-funded in each case to its satisfaction.

9.36 **No liability for condition of Issuer or Guarantor:** The Trustee shall not be liable to the Bondholders or any other Person for any loss which arises as a result of or in connection with the nature, status, creditworthiness, financial and business condition, solvency or insolvency of the Issuer or the Guarantor.

9.37 **Events of Default**: The Trustee may determine whether or not an Event of Default or Potential Event of Default is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will (except in the case of manifest error) be conclusive and binding on the Issuer, the Guarantor and the Bondholders.

9.38 The Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of any of this Trust Deed or the Agency Agreement or other documents entered into in connection therewith, nor shall the Trustee be responsible or liable to any Person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Trustee shall have no responsibility for, nor have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a) the nature, status, creditworthiness or solvency of the Issuer, the Guarantor or any other Person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any obligation of the Issuer or the Guarantor;

(b) the execution (other than the execution by the Trustee), legality, validity, adequacy, admissibility in evidence or enforceability of any of this Trust Deed or the Agency Agreement or any other document entered into in connection therewith;

(c) the scope or accuracy of any representations, warranties or statements made by or on behalf of the Issuer or the Guarantor in any application for any advance or any document entered into in connection therewith;

(d) save as provided in this Trust Deed, the performance or observance by any Person of any provisions of any of the Trust Deed or the Agency Agreement or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any Event of Default, Potential Event of Default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

(e) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

(f) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of this Trust Deed or the Agency Agreement; or

(g) any other matter or thing relating to or in any way connected herewith or any document entered into in connection therewith, whether or not similar to the foregoing.

10 Trustee liable for negligence

10.1 Each of the Issuer and the Guarantor acknowledges that the Trustee has been appointed as trustee for the Bondholders, and the Trustee shall not be under any fiduciary duty or other obligation towards, or have any relationship of trust for or with, the Issuer and/or the Guarantor. Each of the Issuer and the Guarantor agrees that the Trustee shall not be liable or responsible to the Issuer and/or the Guarantor for any loss incurred by the Issuer and/or the Guarantor, as the case may be, as a result of the exercise by the Trustee of its trusts, powers, authorities, duties, discretions and obligations under or in connection with this Trust Deed, the Agency Agreement and any other transaction documents, or conferred upon it by operation of law.

10.2 The duty of care that applies to a trustee under section 1 of the Trustee Act 2000 shall not apply to the Trustee provided that, if the Trustee fails to show the degree of care and diligence required of it as trustee, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which by any rule of law would otherwise attach to it in respect of any negligence, wilful default or fraud of which it may be guilty in relation to its duties under this Trust Deed.

11 Waiver and proof of default

11.1 **Waiver**: The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by the Issuer or the Guarantor of the provisions of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default will not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders in accordance with Condition 17 as soon as practicable.

11.2 **Proof of Default**: Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

11.3 **Consents**: Where under this Trust Deed provision is made for the giving of any consent or approval or the exercise of any discretion by the Trustee, any such consent or approval may be given and any such discretion may be exercised on such terms and conditions (if any) as the Trustee may think fit and may be given or exercised with retrospective effect. Each of the Issuer and the Guarantor shall observe and perform any such terms and conditions and the Trustee may at any time waive or agree a variation of such terms and conditions.

11.4 **Legal Proceedings**: Only the Trustee may enforce the provisions of this Trust Deed or the Bonds, and no Bondholder shall be entitled to proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

12 Trustee not precluded from entering into contracts

The Trustee and any other Person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) of the Issuer or the Guarantor or any other Person, may enter into or be interested in any contract or transaction with any such Person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such Person in each case with the same rights as it would have had if the Trustee was not acting as trustee and needs not account for any profit.

13 Modification and substitution

13.1 **Modification**: The Trustee may agree without the consent of the Bondholders to any modification to this Trust Deed which, in the Trustee's opinion, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law. The Trustee may also so agree to any modification to this Trust Deed or the Bonds which is in its opinion not materially prejudicial to the interests of the Bondholders, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 7 of Schedule 3. Any such modification will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders in accordance with Condition 17 as soon as practicable.

13.2 **Substitution**: The Trustee may, without the consent of the Bondholders, agree with the Issuer and the Guarantor to the substitution of the Issuer's successor in business or any Subsidiary of the Guarantor or its successor in business (**Substituted Obligor**) in place of the Issuer (or of any previous substitute under this clause) as the principal debtor under this Trust Deed and the Bonds provided that:

13.2.1 the obligations of the Substituted Obligor as the principal debtor under this Trust Deed and the Bonds are guaranteed by the Guarantor to the Trustee's satisfaction by a document in such form and substance as the Trustee may require;

13.2.2 a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Bonds (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer;

13.2.3 if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (**Substituted Territory**) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (**Issuer's Territory**), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for the references in that Condition to the Issuer's Territory of references to the Substituted Territory whereupon this Trust Deed and the Bonds will be read accordingly;

13.2.4 any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution. In such a case, the Trustee need not have regard to the Substituted Obligor's financial condition, profits or prospects or compare them with those of the Issuer;

13.2.5 the Issuer, the Guarantor and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Bondholders; and

13.2.6 the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Bondholders.

13.3 **Release of Substituted Issuer**: An agreement by the Trustee pursuant to clause 13.2 will, if so expressed, release the Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed and the Bonds. Notice of the substitution will be given to the Bondholders in accordance with Condition 17 within 14 days of the execution of such documents and compliance with such requirements.

13.4 **Completion of Substitution**: On completion of the formalities set out in clause 13.2, the Substituted Obligor will be deemed to be named in this Trust Deed and the Bonds as the principal debtor in place of the Issuer (or of any previous substitute) and this Trust Deed and the Bonds will be deemed to be amended as necessary to give effect to the substitution.

14 Appointment, retirement and removal of the Trustee

14.1 **Appointment**: The Issuer has the power of appointing a new trustee but no one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders in accordance with Condition 17 as soon as practicable.

14.2 **Retirement and Removal**: The Trustee may retire at any time on giving at least 60 days advance written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement or the appointment of a new trustee which shall be borne by the Issuer and the Guarantor. The Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, and if, after 45 days of such notice having been given the Issuer has failed to do so, the Trustee shall be entitled but not obliged to appoint another trust corporation selected by the Trustee as its successor. The retiring or removed Trustee should promptly pass all the documents in its possession obtained by it in capacity as the Trustee under this Trust Deed to the new Trustee(s) appointed pursuant to clause 14.1.

14.3 **Co-Trustees**: The Trustee may, despite clause 14.1, by advance written notice to the Issuer and the Guarantor, and with the prior written consent of the Issuer and the Guarantor, appoint anyone to act as an additional Trustee jointly with the Trustee:

14.3.1 if the Trustee considers such appointment to be in the interests of the Bondholders;

14.3.2 to conform with any legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

14.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any Person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer and the Guarantor and that Person remove that Person. At the Trustee's request, the Issuer and the Guarantor will forthwith do all things at the Trustee's cost as may be required to perfect such appointment or removal and it irrevocably appoints the Trustee to be its attorneys in its name and on its behalf to do so. The Trustee shall not be responsible for supervising any such additional Trustee.

14.4 **Competence of a Majority of Trustees**: If there are more than two Trustees the majority of them will be competent to perform the Trustee's functions provided the majority includes a trust corporation.

14.5 **Successor**: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee under this Trust Deed (provided it is a trust corporation) without the execution or filing of any papers or any further act on the part of any of the parties.

15 Currency indemnity

15.1 **Currency of Account and Payment**: US dollars (**Contractual Currency**) is the only currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Trust Deed and the Bonds, including damages, save that any amounts payable by way of remuneration, indemnity or otherwise to the Trustee in its capacity as Trustee shall be paid in pounds sterling.

15.2 **Extent of discharge**: Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise), by the Trustee or any Bondholder in respect of any sum expressed to be due to it from the Issuer or the Guarantor will only discharge the Issuer or the Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not

practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3 **Indemnity**: If the Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer, failing which the Guarantor, will indemnify it against any loss sustained by it as a result. In any event, the Issuer, failing which the Guarantor, will indemnify the recipient against the cost of making any such purchase.

15.4 **Indemnities separate**: The indemnity in this clause 15 and the indemnity in clause 8.4 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Bondholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Bonds or any judgment or order and will survive the retirement or removal of the Trustee to the extent of such indemnified matters arising from or referable to the period ending with such removal or retirement.

16 Communications

Any communication shall be by letter sent by registered post or courier or fax:

in the case of the Issuer, to it (copying the Guarantor) at:

Canyon Resources (Jersey) Limited
26 New Street
St Helier
Jersey
Channel Islands JE2 3RA

Tel no.: +44 1534 814814
Fax no.: +44 1534 814815
Attention: Company Secretary

in the case of the Guarantor, to it at:

Atna Resources Ltd.
Suite 250
14142 Denver West Parkway
Golden, Colorado
United States, 80401

Tel no.: +1 303 278 8464
Fax no.: +1303 279 3772
Attention: Chief Financial Officer

with a copy to:

Bull, Housser & Tupper LLP
3000 - 1055 West Georgia Street
Vancouver, British Columbia
Canada, V6E 3R3

Tel no.: +1 604 687 6575
Fax no.: +1 604 641 4949
Attention: David Hunter

and in the case of the Trustee, to it at:

The Law Debenture Trust Corporation p.l.c.
Fifth Floor
100 Wood Street
London EC2V 7EX
United Kingdom

Tel no.: +44 (0)207 606 5451
Fax no.: +44 (0)207 606 0643
Attention: Manager, Trust Administration TC, 115286.

Communications will take effect, in the case of a letter sent by registered post, on the seventh business day after posting; in the case of a letter sent by courier, at the time of delivery; in the case of fax, at the time of despatch if the correct error-free transmission report is received; in the case of email, at the time of despatch; provided that in each case if such communication would take effect outside business hours in the place of receipt then it shall be deemed to be received on the next business day in the place of receipt. Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

17 Amendments

Subject to clause 13, this Trust Deed may be amended, modified or terminated only by written instrument or instruments signed by all of the parties hereto, and without the consent of any Bondholder, either:

17.1 for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Trust Deed; or

17.2 in any other manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not, in the opinion of the Trustee, be materially prejudicial to the interests of the Bondholders.

No other act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

18 Further Issues

If the Issuer issues further bonds, notes or debentures as provided in Condition 18, the Issuer and the Guarantor shall, before their issue, execute and deliver to the Trustee a deed supplemental to this Trust Deed containing such provisions (corresponding to any of the provisions of this Trust Deed) as the Trustee may require.

19 Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20 Governing law and jurisdiction

20.1 **Governing Law**: This Trust Deed, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

20.2 **Jurisdiction**: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds **(Proceedings)** may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the

jurisdiction of such courts in connection with this Trust Deed and the Bonds and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

21 Process Agent

Each of the Issuer and the Guarantor irrevocably and unconditionally appoints Fasken Martineau LLP at its registered office for the time being (currently at 17 Hanover Square, London W1S 1HU, United Kingdom) and in the event of its ceasing so to act will appoint such other Person as the Trustee may approve and as the Issuer and/or the Guarantor, as the case may be, may nominate in writing to the Trustee for the purpose to accept service of process on their or its behalf in England in respect of any Proceedings. Each of the Issuer and the Guarantor:

21.1 agrees to procure that, so long as the Bonds remain liable to prescription, there shall be in force an appointment of such a Person approved by the Trustee with an office in London with authority to accept service as aforesaid;

21.2 agrees that failure by any such Person to give notice of such service of process to the Issuer or the Guarantor shall not impair the validity of such service or of any judgment based thereon;

21.3 consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuer or the Guarantor in accordance with clause 18; and

21.4 agrees that nothing in this Trust Deed shall affect the right to serve process in any other manner permitted by law.

Schedule 1

Form of Certificate for Definitive Bonds

Identifying Number
[•]

THE BONDS REPRESENTED BY THIS DEFINITIVE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (**SECURITIES ACT**) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

CANYON RESOURCES (JERSEY) LIMITED
(a Jersey limited liability company)
US$14.5 million Guaranteed Gold
Participation Bonds due 2013

This Definitive Certificate is issued in registered form in respect of US$14.5 million Guaranteed Gold Participation Bonds due 2013 (**Bonds**) issued by Canyon Resources (Jersey) Limited (**Issuer**) and guaranteed by Atna Resources Ltd. (**Guarantor**).

The Bond or Bonds in respect of which this Certificate is issued, the identifying numbers of which are noted below, are in registered form and form part of a series designated as specified in the title and are constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (**Conditions**) set out on the reverse hereof.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$[•] ([•] US dollars). For value received, the Issuer promises to pay the Person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Certificate is issued.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed manually or in facsimile by a Person duly authorised on its behalf.

Dated [•]

CANYON RESOURCES (JERSEY) LIMITED

By:

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds with identifying numbers:

....

Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar without recourse, liability or warranty

By:

Authorised Signatory

Dated:

On the back:

TERMS AND CONDITIONS OF THE BONDS

The following, save for the paragraphs in italics, is the text of the Terms and Conditions of the Bonds which will be incorporated by reference into the Global Certificate and endorsed on the Bonds in definitive form (if issued).

The issue of US$14.5 million Guaranteed Gold Participation Bonds due 2013 (**Bonds**, which expression shall, unless otherwise indicated, include any further bonds, notes or debentures issued pursuant to Condition 18 (*Further Issues*) and consolidated and forming a single series with the Bonds) was (save in respect of any such further bonds, notes or debentures) authorised by a resolution of the Board of Directors of each of Canyon Resources (Jersey) Limited (**Issuer**) and Atna Resources Ltd. (**Guarantor**) passed on 2 December 2009 and 9 December 2009 respectively. The Bonds are subject to, have the benefit of and are constituted by the Trust Deed dated 9 December 2009 (**Trust Deed**) between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. (**Trustee**, which expression shall include each Person for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds. The statements set out in these Terms and Conditions (**Conditions**) are summaries of, and are subject to the detailed provisions of the Trust Deed, which includes the form of the Bonds. The Bondholders are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Calculation Agency Agreement dated 9 December 2009 (**Agency Agreement**) relating to the Bonds between the Issuer, the Guarantor, the Trustee, Citigroup Global Markets Deutschland AG & Co. KGaA (**Registrar**, which expression shall include any successor as registrar under the Agency Agreement), Citibank, N.A., London Branch (**Principal Paying Agent**, **Transfer Agent** and **Calculation Agent**, which expression shall include any successor as principal paying agent, transfer agent and/or calculation agent respectively under the Agency Agreement), the paying agents for the time being (such Persons, together with the Principal Paying Agent, being referred to below as the **Paying Agents**, which expression shall include their successors as paying agents under the Agency Agreement) and Canaccord Adams Limited as determination agent (**Determination Agent**, which expression shall include any successor as determination agent under the Agency Agreement). Copies of each of the Trust Deed and the Agency Agreement are available for inspection by prior appointment during normal business hours at the principal office for the time being of the Trustee (being at the date of issue of the Bonds at Fifth Floor, 100 Wood Street, London EC2V 7EX), and at the specified offices of the Paying Agents.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1 Form, Denomination and Title

(a) *Form and Denomination*

The Bonds are issued in registered form in the denomination of US$100,000 each (**authorised denomination**). A bond certificate (each, **Certificate**) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond and each Certificate will be serially numbered with an identifying number which will be recorded on the relevant Certificate and in the Register which the Issuer will procure to be kept by the Registrar.

Upon issue, the Bonds will be represented by the Global Certificate held by, and registered in the name of a nominee for Citibank Europe plc, in its capacity as Common Depositary for, and representing Bonds registered in the name of a common nominee of, Euroclear and Clearstream, Luxembourg. Except in the limited circumstances described in the Global Certificate, owners of interests in Bonds represented by the Global Certificate will not be entitled to receive a definitive Certificate in respect of their individual holdings of Bonds. The Bonds are not issuable in bearer form.

(b) *Title*

Title to the Bonds will pass only by transfer and registration as described in Condition 4 (*Registration and Transfer of Bonds*). The holder of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner thereof whether or not such Bond shall be overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the Certificate representing the Bond) or anything written on it or the Certificate representing the Bond (other than a duly executed transfer thereof) and no Person will be liable for so treating the holder.

2 Guarantee and Status

(a) *Guarantee*

The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Trust Deed and the Bonds and the performance of the Issuer's obligations in connection with the Asset Amount described herein. Its obligations in that respect (**Guarantee**) are set out in the Trust Deed.

(b) *Status*

The Bonds constitute (subject to Condition 5 (*Covenants*)) direct, unsecured, unsubordinated and unconditional obligations of the Issuer ranking *pari passu* and rateably, without any preference or priority among themselves, with all other existing and future unsecured and unsubordinated Indebtedness of the Issuer but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

The obligations of the Guarantor under the Guarantee shall (subject to Condition 5 (*Covenants*)), at all times rank *pari passu* and rateably with all other existing and further unsecured and unsubordinated Indebtedness of the Guarantor but in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

3 Definitions

In these Conditions:

Agency Agreement has the meaning given to it in the recital to these Conditions.

Asset Amount means, in respect of a Payment Date, the number of Units determined by the Determination Agent by dividing (a) the Redemption Amount payable on such Payment Date by (b) the relevant Unit Closing Price on the relevant Valuation Date, provided that the number of Units will be rounded down to the nearest whole Unit.

Auditors means the auditors of the Guarantor or the Issuer for the time being.

authorised denomination has the meaning given to it in Condition 1(a) (*Form and Denomination*).

Bondholder and, in relation to a Bond, **holder** mean the holder of any Bond.

Bonds has the meaning given to it in the recital to these Conditions.

Briggs Mine means any property (including, but not limited to, unpatented and patented mining lodge claims and millsite claims), assets or revenues or any part thereof with respect to the Briggs Mine at Inyo County, California, United States, as owned by CR Briggs.

business day means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in such place

and, in relation to any payments to be made in respect of the Bonds, includes New York, Denver, Jersey, London and Zurich.

C$ means Canadian dollars, the lawful currency for the time being of Canada.

Calculation Agent has the meaning given to it in the recital to these Conditions.

Certificate has the meaning given to it in Condition 1(a) (*Form and Denomination*).

Clearstream, Luxembourg *means Clearstream Banking, société anonyme.*

Common Depositary *means a common depositary for Euroclear and Clearstream, Luxembourg.*

Conditions has the meaning given to it in the recital to these Conditions.

CR Briggs means CR Briggs Corporation, an indirectly wholly-owned subsidiary of the Guarantor incorporated in Colorado, United States.

Delivery Date has the meaning given to it in Condition 8(b) (*Physical Delivery*).

Delivery Expenses means all costs, taxes, duties and/or expenses, including stamp duty, stamp duty reserve tax and/or other costs, duties or taxes arising from the delivery of the Asset Amount.

Determination Agent has the meaning given to it in the recital to these Conditions.

Disrupted Day means any Scheduled Trading Day on which the London Gold Market, the Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

Disruption Cash Settlement Amount means, in respect of a Payment Date, the Redemption Amount payable in US dollars on the Payment Date.

Early Redemption Amount means an amount in US dollars given by the formula below at the Tax Redemption Date or on the date the Bonds become due and payable pursuant to Condition 10 (*Events of Default*), as appropriate.

(Principal Amount/the Principal Amount as at the Issue Date) X Gold Equivalent Amount X Gold Equivalent Price.

Election Notice has the meaning given to it in Condition 8(b) (*Physical Delivery*).

ETF means the ZKB Gold ETF (SIX:ZGLDUS), the value of which is backed by physical gold only, which is listed or traded on the SIX Swiss Exchange.

Euroclear *means Euroclear Bank S.A./N.V.*

Event of Default has the meaning given to it in Condition 10 (*Events of Default*).

Exchange means, in respect of a Unit, the SIX Swiss Exchange, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the Unit has temporarily relocated (provided that the Determination Agent has determined that there is comparable liquidity relative to the Unit on such temporary substitute exchange or quotation system as on the original Exchange).

Exchange Business Day means any Scheduled Trading Day on which the Exchange and any Related Exchange are open for trading during their respective regular trading sessions, notwithstanding the Exchange or any Related Exchange closing prior to its Scheduled Closing Time.

Extraordinary Resolution means a resolution passed at a meeting duly convened and held in accordance with the Trust Deed by a majority of at least 75 per cent of the votes cast.

Final Maturity Date means 31 December 2013.

Fractional Amount means, in respect of a Payment Date, a cash amount in US dollars determined by the Determination Agent equal to the fractional portion of the relevant Unit Closing Price of any Unit which has been rounded down in determining the relevant Asset Amount.

Global Certificate means a global certificate representing the Bonds.

Gold Equivalent Amount means 13,028 troy ounces of gold.

Gold Equivalent Price means the price of one troy ounce of gold in US dollars on a Valuation Date as determined by the closing price for gold on the New York Gold Market obtained by the Determination Agent.

Group means the Issuer, the Guarantor and the Guarantor's Subsidiaries taken as a whole.

Guarantee has the meaning given to it in Condition 2(a) (*Guarantee*).

Guarantor has the meaning given to it in the recital to these Conditions.

Indebtedness means any indebtedness (whether present or future, actual or contingent, secured or unsecured) of any Person for, or in respect of, moneys borrowed or raised including (without limitation) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, debenture stock, loan stock or any similar instrument whether issued for cash or in whole or in part for a consideration other than cash.

Interest means a cash amount in US dollars equal to (a) 3.11 per cent of the Principal Amount on the first Payment Date on 31 March 2010 and (b) 2.50 per cent of the Principal Amount on each other Payment Date, and on every Payment Date ignoring the reduction in the Principal Amount on such Payment Date.

Interest Commencement Date means the Issue Date.

Intervening Period means such period of time as any Person other than the relevant Bondholder shall continue to be registered as the legal owner of any securities or other obligations comprising the Asset Amount.

Issue Date means 9 December 2009.

Issuer has the meaning given to it in the recital to these Conditions.

Market Disruption Event means:

(a) in respect of the Gold Equivalent Price, the occurrence or existence any time during determination of the closing price for gold of any suspension of or limitation imposed on trading by the New York Gold Market or otherwise and whether by reason of movements in price exceeding limits permitted by the New York Gold Market or otherwise; or

(b) in respect of a Unit, the occurrence or existence any time during the one hour period that ends at the Valuation Time for such Unit:

 (i) of any suspension of or limitation imposed on trading by the Exchange, any Related Exchange or otherwise and whether by reason of movements in price exceeding limits permitted by the Exchange, any Related Exchange or otherwise:

(A) relating to the Unit on the Exchange; or

(B) in futures or options contracts relating to the Unit on any Related Exchange; or

(ii) of any event (other than as described in (c) below) that disrupts or impairs (as determined by the Determination Agent) the ability of market participants in general (A) to effect transactions, in, or obtain market values for, the Units on the Exchange or (B) to effect transactions on, or obtain market values for, futures or options contracts on or relating to the Unit on any Related Exchange; or

which in either case the Determination Agent determines is material; or

(c) in respect of a Unit, the closure on any Exchange Business Day of the Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Exchange or any Related Exchange, as the case may be, at least one hour prior to (A) the actual closing time for the regular trading session on the Exchange or any Related Exchange on such Exchange Business Day or if earlier (B) the submission deadline for orders to be entered into the Exchange or any Related Exchange system for execution at the Valuation Time on such Exchange Business Day.

New York Gold Market means the New York NYMEX gold exchange according to Bloomberg Golds Comdty HP (or any successor acceptable to the Determination Agent).

Paying Agents has the meaning given to it in the recital to these Conditions.

Payment Date means 31 March, 30 June, 30 September and 31 December of each year, from and including 31 March 2010 to and including the Final Maturity Date.

Permitted Security Interests means:

(a) any Security Interest created with the approval of an Extraordinary Resolution of the Bondholders;

(b) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Security Interest referred to in (a) above provided that the extended, renewed or replacement Security Interest does not cover any assets other than the original assets subject to the original Security Interest and that the principal amount secured thereby is not increased;

(c) in the case of CR Briggs, any Security Interest in relation to lease agreements of mining equipment with Komatsu Financial Limited Partnership, which agreements provide for leases of up to US$10 million to acquire mining equipment at the Briggs Mine;

(d) in the case of CR Briggs, any Security Interest in relation to the borrowings under (i) the facilities of up to US$1 million with Atlas Copco Customer Finance USA LLC to acquire drilling equipment and (ii) the facilities of up to US$100,000 with Ford Motor Credit to acquire vehicles;

(e) any Security Interest over the assets of the Guarantor as incurred in connection with the Guarantor's 12 per cent C$1.5 million secured convertible debentures issued in September 2009;

(f) any lien, right of set-off, retention of title or other similar interest arising by operation of law and in the ordinary course of its trading;

(g) any netting, cash management, set-off or other like arrangement entered into by it in the ordinary course of its banking arrangements;

(h) any Security Interest created by it and granted to any financial institution in respect of deposits held by such financial institution in the normal course of business activities as a Security Interest for exposure in respect of clearing of funds and settlement of securities and all such arrangements are based on market standard agreements;

(i) the Security Interests created by it and granted to any counterparty in connection with the Guarantor's outstanding gold hedging arrangements consisting of two tranches of zero cost gold collars and a series of forward gold sales contracts, all of which expire in 2009 and 2010, as disclosed on SEDAR; and

(j) any Security Interest created by the Guarantor in favour of any counterparty in connection with any arrangements entered into in the normal course of business activities under any letters of credit, performance bonds, sureties or similar arrangements and all such arrangements are based on market standard agreements.

Person means any individual, company, corporation, firm, partnership (including limited partnerships and limited liability partnerships), limited liability company, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality.

Principal Amount means the principal amount in US dollars of the outstanding Bonds on a specified date.

Principal Paying Agent has the meaning given to it in the recital to these Conditions.

Principal Subsidiary means the Issuer and any Subsidiary of the Guarantor:

(a) whose gross revenues (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose total assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case (or, in the case of a Subsidiary acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, are equal to) not less than 10 per cent of the consolidated gross revenues of the Guarantor, or, as the case may be, consolidated total assets, of the Guarantor and its Subsidiaries taken as a whole, all as calculated respectively by reference to the then latest audited accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited consolidated accounts of the Guarantor and its Subsidiaries, provided that in the case of a Subsidiary of the Guarantor acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, the reference to the then latest audited consolidated accounts of the Guarantor and its Subsidiaries for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared and audited as aforesaid, be deemed to be a reference to such first-mentioned accounts as if such Subsidiary had been shown in such accounts by reference to its then latest relevant audited accounts, adjusted as deemed appropriate by the Auditors;

(b) to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Guarantor which immediately prior to such transfer is a Principal Subsidiary, provided that the transferor Subsidiary shall upon such transfer forthwith cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (b) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited as aforesaid but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition; or

(c) to which is transferred an undertaking or assets which, taken together with the undertaking or assets of the transferee Subsidiary, generated (or, in the case of the transferee Subsidiary being acquired after the end of the financial period to which the then latest audited consolidated accounts of the Guarantor and its Subsidiaries relate, generate gross revenues equal to) not less than 10 per cent of the consolidated revenues of the Guarantor, or represent (or, in the case aforesaid, are equal to) not less than 10 per cent of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, provided that the transferor Subsidiary (if a Principal Subsidiary) shall upon such transfer forthwith cease to be a Principal Subsidiary unless immediately following such transfer its undertaking and assets generate (or, in the case aforesaid, generate gross revenues equal to) not less than 10 per cent of the consolidated gross revenues of the Guarantor, or its assets represent (or, in the case aforesaid, are equal to) not less than 10 per cent of the consolidated total assets of the Guarantor and its Subsidiaries taken as a whole, all as calculated as referred to in sub-paragraph (a) above, and the transferee Subsidiary shall cease to be a Principal Subsidiary pursuant to this sub-paragraph (c) on the date on which the consolidated accounts of the Guarantor and its Subsidiaries for the financial period current at the date of such transfer have been prepared and audited but so that such transferor Subsidiary or such transferee Subsidiary may be a Principal Subsidiary on or at any time after the date on which such consolidated accounts have been prepared and audited as aforesaid by virtue of the provisions of sub-paragraph (a) above or, prior to or after such date, by virtue of any other applicable provision of this definition.

A report by the Auditors whether or not addressed to the Trustee that in their opinion a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary may be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall (in the absence of manifest error), be conclusive and binding on all parties.

Proceedings has the meaning given to it in Condition 20(b) (*Jurisdiction*).

Record Date means, in respect of any payment, the seventh business day before the due date for the relevant payment.

Redemption Amount means an amount in US dollars equal to 6.25 per cent of the Gold Equivalent Amount multiplied by the Gold Equivalent Price on the relevant Valuation Date.

Register has the meaning given to it in Condition 4(a) (*Register*).

Registrar has the meaning given to it in the recital to these Conditions.

Related Exchange means, in relation to a Unit, each exchange or quotation system where trading has a material effect (as determined by the Determination Agent) on the overall market for futures or options contracts relating to the Unit.

Scheduled Closing Time means, in respect of the Exchange or any Related Exchange and a Scheduled Trading Day, the scheduled weekday closing time of the Exchange or any Related Exchange on such Scheduled Trading Day, without regard to after hours or any other trading outside of the regular trading session hours.

Scheduled Trading Day means any day on which the New York Gold Market and the Exchange are scheduled to be open for their respective regular trading sessions.

Security Interest means any mortgage, pledge, lien, charge, assignment, assignation, hypothecation or security interest or any other agreement or arrangement having a substantially similar legal effect or having the effect of creating security over an asset in favour of any Person.

SEDAR means the System for Electronic Document Analysis and Retrieval.

Settlement Disruption Event means an event beyond the control of the Issuer and/or the Guarantor as a result of which, in the opinion of the Determination Agent, delivery of the Asset Amount by or on behalf of the Issuer in accordance with these Conditions is not practicable.

Subsidiary means, in relation to the Issuer or the Guarantor, any company (a) in which the Issuer or, as the case may be, the Guarantor holds a majority of the voting rights, (b) of which the Issuer or, as the case may be, the Guarantor is a member and has the right to appoint or remove a majority of the board of directors or (c) of which the Issuer or, as the case may be, the Guarantor is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of the Issuer or, as the case may be, the Guarantor.

Tax Redemption Date has the meaning given to it in Condition 7(b) (*Redemption for Taxation Reasons*).

Tax Redemption Notice has the meaning given to it in Condition 7(b) (*Redemption for Taxation Reasons*).

Taxes has the meaning given to it in Condition 9 (*Taxation*).

Transfer Agent has the meaning given to it in the recital to these Conditions.

Trust Deed has the meaning given to it in the recital to these Conditions.

Trustee has the meaning given to it in the recital to these Conditions.

Unit means a participating interest in the ETF which is listed or traded on the Exchange.

Unit Closing Price means, in respect of a Payment Date, an amount equal to the official closing price on the relevant Valuation Date of the Unit quoted on the Exchange without regard to any subsequently published correction as determined by or on behalf of the Determination Agent (or if, in the opinion of the Determination Agent, no such official closing price can be determined at such time and the Valuation Date is not a Disrupted Day, an amount determined by the Determination Agent in good faith to be equal to the arithmetic mean of the closing fair market buying price and the fair market selling price at the Valuation Time on the Valuation Date for the Unit based, at the Determination Agent's discretion, either on the arithmetic mean of the foregoing prices or the middle market quotations provided to it by two or more financial institutions (as selected by the Determination Agent) engaged in the trading of the Unit or on such factors as the Determination Agent shall decide).

United Kingdom means the United Kingdom of Great Britain and Northern Ireland.

United States or **US** means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

US dollar equivalent means with respect to any amount denominated in a currency other than US dollars, at any time for the determination thereof, the amount of US dollars obtained by converting such other currency involved into US dollars at the spot rate for the purchase of US dollars with such other currency as most recently published under "Currency Rates" in the section of the Financial Times entitled "Currencies, Bonds & Interest Rates" and notwithstanding any subsequent movement of the said spot rate.

US dollars or **US$** means the lawful currency for the time being of the United States.

Valuation Date means, in respect of a Payment Date, a day which is not more than ten Scheduled Trading Days before the relevant Payment Date, unless in the opinion of the Determination Agent, such day is a Disrupted Day. If such day is a Disrupted Day, the Determination Agent shall, where practicable, determine the Gold Equivalent Price and the Unit Closing Price in the manner set out in these Conditions or, if not so practicable, determine the Gold Equivalent Price and the Unit Closing Price in accordance with its good faith estimate of

the Gold Equivalent Price and the Unit Closing Price each as of the Valuation Time on that Scheduled Trading Day.

Valuation Time means the Scheduled Closing Time on the Exchange on the Valuation Date in relation to the Unit. If the relevant Exchange closes prior to its Scheduled Closing Time and the specified Valuation Time is after the actual closing time for its regular trading session, then the Valuation Time shall be such actual closing time.

Viscount means the executive officer of the Royal Court of Jersey.

4 Registration and Transfer of Bonds

(a) *Register*

The Issuer will cause a register (**Register**) to be kept at the specified office of the Registrar outside the United Kingdom in accordance with the terms of the Agency Agreement, on which will be entered the names and addresses of the holders of Bonds and the particulars of the Bonds held by them and of all transfers and redemptions of Bonds (including, but not limited to, redemption, in accordance with Condition 7(a) (*Scheduled Redemption*)). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding.

(b) *Transfers*

(i) Bonds may, subject to the terms of the Agency Agreement and to Condition 4(e) (*No Transfer Periods*), be transferred in whole but not in part by depositing the relevant Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed, at the specified office of the Registrar, and where the form is executed by a Person on behalf of the transferor, that Person needs to show evidence that he/she has received authorisation to act on the transferor's behalf. No transfer of title will be valid unless entered on the Register. Any taxes arising from the transfer of the Bonds or payable consequent upon the transfer of the Bonds shall be borne by the transferor.

(ii) Transfers of interests in the Bonds evidenced by the Global Certificate will be effected in accordance with the rules of the relevant clearing systems.

(c) *Delivery of New Certificates*

(i) The Registrar will, within seven business days, in the place of the specified office of the Registrar, of any duly made application for the transfer of a Certificate, deliver a new Certificate to the transferee at the specified office of the Registrar or (at the risk and expense, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, of the transferee or, as the case may be, the transferor) mail the Certificate by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(ii) Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or repurchased, a new Certificate in respect of the Bonds not so transferred or repurchased will, within seven business days of delivery of the original Certificate to the Registrar, be made available for collection at the specified office of the Registrar or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred or converted (but free of charge to the holder) to the address of such holder appearing on the Register.

(d) *Formalities Free of Charge*

Such transfer will be effected without charge subject to (i) the Person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith, (ii) the Issuer or the Registrar being satisfied with the documents of title and/or identity of the Person making the application and (iii) the Issuer or the Registrar being satisfied that the regulations concerning the transfer of Bonds have been complied with.

(e) *No Transfer Periods*

Neither the Issuer nor the Registrar will be required to register the transfer of any Bond (or part thereof) (i) during the period of 20 days ending on and including the day immediately prior to any Payment Date, the Final Maturity Date or any earlier date fixed for redemption of the Bonds pursuant to Condition 7(b) (*Redemption for Taxation Reasons*) or (ii) during the period of 20 days ending on (and including) any Record Date in respect of any Payment Date.

(f) *Regulations*

All transfers of Bonds and entries on the Register will be made subject to the detailed regulations concerning the transfer of Bonds set out in the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Issuer's expense) by the Registrar to any Bondholder upon request.

5 Covenants

(a) Each of the Issuer and the Guarantor will, and will procure that each of its respective Subsidiaries (if any) will, not create or purport to create or permit to subsist any Security Interest in, over, or in respect of the Briggs Mine to secure any Indebtedness, except for Permitted Security Interests.

(b) Each of the Issuer and the Guarantor will, and will procure that each of its respective Subsidiaries (if any) will, not commit more than 50 per cent of the Guarantor's consolidated annual forecast gold production (calculated on the annual average production over a rolling 24 month period from the information released by the Guarantor from time to time) into committed forward contracts for the sale and delivery of gold during the relevant annual period, which contracts include the annual payment obligations under the Bonds and any further gold-referenced bonds, notes or debentures.

6 Interest

(a) *Interest Payment*

(i) Subject to these Conditions, the Bonds will bear interest on the outstanding Principal Amount of the Bonds from (and including) the Issue Date to (but excluding) the Final Maturity Date at 10 per cent per annum calculated by reference to the Principal Amount from time to time.

(ii) The relevant Interest will become payable in cash quarterly in arrear on each Payment Date with (a) the first such payment being made on the first Payment Date in respect of the period from and including the Interest Commencement Date to but excluding the first Payment Date and (b) the last such payment on the Final Maturity Date.

(iii) Where an interest payment is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of a 360 day year

consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

(b) *Interest Accrual*

Each Bond will cease to bear interest on the due date for redemption of that Bond unless payment of the Redemption Amount and Interest (if any) is improperly withheld or refused or default is otherwise made in respect of such payment. In such case interest at the relevant rate will continue to accrue both before and after judgment until whichever is the earlier of:

(i) the date on which all amounts due in respect of such Bond have been paid; and

(ii) seven days after the date on which the full amount payable in respect of that Bond has been received by the Principal Paying Agent and notice to that effect has been given to the Bondholders in accordance with Condition 17 (*Notices*).

7 Redemption and Purchase

(a) *Scheduled Redemption*

Unless previously redeemed, repurchased and cancelled as herein provided, 6.25 per cent of the Principal Amount on the Issue Date of each Bond will be redeemed by the Issuer on each Payment Date at the Redemption Amount (together with the relevant Interest payable pursuant to Condition 6(a) (*Interest Payment*)) by (i) delivery of the Asset Amount pursuant to Condition 8(b) (*Physical Delivery*) and (ii) payment of the Fractional Amount (if any) pursuant to Condition 8(a) (*Payment*), in each case on the relevant Payment Date.

(b) *Redemption for Taxation Reasons*

At any time the Issuer or the Guarantor may, having given not less than 30 days' nor more than 60 days' notice (**Tax Redemption Notice**) to the Bondholders (in accordance with Condition 17 (*Notices*), which notice shall be irrevocable) with a copy to the Trustee, redeem the Bonds in whole but not in part on the date (**Tax Redemption Date**) specified in the Tax Redemption Notice at their Early Redemption Amount together with accrued and unpaid interest as at the Tax Redemption Date and all amounts due pursuant to Condition 9 (*Taxation*), if (i) the Issuer (or, if the Guarantee has been called, the Guarantor) provides the Trustee with an opinion of an independent tax counsel or the Issuer's or the Guarantor's tax advisers immediately prior to the giving of such notice that the Issuer or the Guarantor has or will become obliged to pay additional amounts as provided or referred to in Condition 9 (*Taxation*) as a result of any change in, or amendment to, the laws or regulations of the United States, Canada, Jersey or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 9 December 2009, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obliged to pay such additional amounts were a payment in respect of the Bonds or the Guarantee then due. Prior to the giving of any Tax Redemption Notice, the Issuer shall deliver to the Trustee a certificate signed by two directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer or the Guarantor taking reasonable measures available to it and the Trustee shall be entitled to accept without further enquiry such certificate and such opinion as sufficient and conclusive evidence of the satisfaction of the conditions precedents set out in this Condition in which event it shall be conclusive and binding on the Bondholders.

Any Tax Redemption Notice shall be irrevocable. Any Tax Redemption Notice shall specify (i) the nominated Tax Redemption Date and (ii) the Principal Amount as at the latest practicable date prior to the nomination of the Tax Redemption Date.

(c) *Repurchase*

The Issuer, the Guarantor or any other Subsidiary of the Guarantor may, if permitted under the laws of the United States, Canada and/or Jersey, at any time repurchase Bonds or interests therein. Each of the Issuer, the Guarantor or any Subsidiary of the Guarantor is required to submit to the Registrar for cancellation any Bonds so purchased.

(d) *Cancellation*

Bonds which have been purchased by the Issuer, the Guarantor or any Subsidiary of the Guarantor or redeemed may not be re-issued or resold and shall be cancelled upon such purchase or redemption. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Principal Paying Agent.

The relevant Asset Amount will be delivered to Euroclear and Clearstream, Luxembourg via a free of payment matching instruction on behalf of the Issuer.

8 Payments

(a) *Payment*

All payments of any principal amount (including any Fractional Amount and Disruption Cash Settlement Amount) and interest due in respect of Bonds to be paid in cash in accordance with these Conditions on a Payment Date shall be made to the Persons shown in the Register at the close of business on the Record Date. Payment of any principal amount and interest due other than on a Payment Date will be made to the Persons shown in the Register at the close of business on the Record Date and subject to surrender of the Bonds, at the specified office of the Registrar or any Paying Agent by transfer to a US dollar account maintained by the payee.

All payments to be made by delivery of the Asset Amount will be made as provided in Condition 8(b) (*Physical Delivery*).

(b) *Physical Delivery*

In relation to each Bond which is to be redeemed by delivery of the Asset Amount, the Asset Amount will be delivered at the risk of the relevant Bondholder on each Payment Date (such date, subject to adjustment in accordance with this Condition, **Delivery Date**).

Notwithstanding any other provisions of these Conditions, all Delivery Expenses arising from the delivery of the Asset Amount in respect of such Bonds shall be for the account of the relevant Bondholder and no delivery of the Asset Amount shall be made until all Delivery Expenses have been paid to the satisfaction of the Issuer by the relevant Bondholder.

After delivery of the Asset Amount and for the Intervening Period, none of the Issuer, the Guarantor, the Trustee, the Paying Agent or any other Person shall at any time (i) be under any obligation to deliver or procure delivery to any Bondholder any letter, certificate, notice, circular or any other document or, except as provided herein, payment whatsoever received by that Person in respect of such securities or obligations, (ii) be under any obligation to exercise or procure exercise of any or all rights attaching to such securities or obligations or (iii) be under any liability to a Bondholder in respect of any loss or damage which such Bondholder may sustain or suffer as a result, whether directly or indirectly, of that Person being registered during

such Intervening Period as legal owner of such securities or obligations. If, prior to the delivery of the Asset Amount in accordance with this Condition, a Settlement Disruption Event is subsisting, then the Delivery Date in respect of such Asset Amount shall be postponed until the date on which no Settlement Disruption Event is subsisting and notice thereof shall be given to the relevant Bondholder in accordance with Condition 17 (*Notices*). Notwithstanding any provisions in Condition 6(b) (*Interest Accrual*), such Bondholder shall not be entitled to any payment, whether of interest or otherwise, on such Bond as a result of any delay in the delivery of the Asset Amount pursuant to this sub-paragraph (b). Where delivery of the Asset Amount has been postponed as provided in this sub-paragraph (b) neither the Issuer nor the Guarantor shall be in breach of these Conditions and no liability in respect thereof shall attach to the Issuer or the Guarantor, as the case may be.

For so long as delivery of the Asset Amount in respect of any Bond is not practicable by reason of a Settlement Disruption Event, then *in lieu* of physical settlement and notwithstanding any other provision hereof, the Issuer or, as the case may be, the Guarantor, may elect in its sole discretion to satisfy its obligations in respect of the relevant Bond by payment to the relevant Bondholder of the Disruption Cash Settlement Amount (together with the relevant Interest payable pursuant to Condition 6(a) (*Interest Payment*)) not later than on the third business day following the date that the notice of such election (**Election Notice**) is given to the Bondholders in accordance with Condition 17 (*Notices*). Payment of the Disruption Cash Settlement Amount will be made in such manner as shall be notified to the Bondholders in the Election Notice.

For the purposes of the Bonds (i) neither the Issuer nor the Guarantor shall be under any obligation to register or procure the registration of any Bondholder or any other Person as the registered shareholder in the register of members of the ETF, (ii) neither the Issuer nor the Guarantor shall be obliged to account to any Bondholder or any other Person for any entitlement received or that is receivable in respect of any Units comprising the Asset Amount in respect of any Bond if the date on which the Units are first traded on the Relevant Exchange ex such entitlement is on or prior to the relevant Payment Date and (iii) any interest, dividend or other distribution in respect of any Asset Amount will be payable to the party that would receive such interest, dividend or other distribution according to market practice for a sale of the Units executed on the Delivery Date and to be delivered in the same manner as the Asset Amount.

No later than 10.00 am (London time) two business days before each Payment Date or the Tax Redemption Date, the Issuer will procure that Euroclear and Clearstream, Luxembourg will be notified, via a MT599 instruction, of the number of Units to be delivered on the relevant Payment Date.

The relevant Asset Amount will be delivered to Euroclear and Clearstream, Luxembourg via a free of payment matching instruction on behalf of the Issuer.

(c) *Payments subject to fiscal laws*

All payments in respect of the Bonds are subject in all cases to any applicable fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9 (*Taxation*). No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(d) *Non-business days*

A Bond may only be presented for payment on a day which is a business day in the place of presentation and surrender and if payment is due on any other day, a Bond may not be presented for payment prior to the next following day which is a business day in the place of presentation and surrender. No further interest or payment will be

made as a consequence of the day on which the relevant Bond may be presented for payment under this sub-paragraph (d) falling after the due date.

(e) *Fractions*

Subject to Condition 3 (*Definitions*), each payment by the Issuer to a Bondholder will be rounded down to the nearest cent (of a US dollar).

(f) *US Paying Agent*

All payments in respect of Bonds may only be made at the specified offices of Paying Agents outside the United States, except that they may be made at the specified office of a Paying Agent in New York City if (i) the Issuer or the Guarantor shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such offices of principal amount or, as the case may be, interest payable on the Bonds in US dollars when due, (ii) payment of the full amount thereof at all specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) the relevant payment is then permitted by applicable law of the United States without involving, in the opinion of the Issuer or the Guarantor, adverse tax consequences to the Issuer or the Guarantor as the case may be.

9 Taxation

All payments made by or on behalf of the Issuer in respect of the Bonds or the Guarantor in respect of the Guarantee will be without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (**Taxes**) imposed or levied by or on behalf of the United States, Canada, Jersey or any authority thereof or therein having power to tax, unless deduction or withholding of such Taxes is compelled by law, in which case the Issuer or, failing which the Guarantor, will pay such additional amounts by way of principal, premium or default interest as will result in the receipt by the Bondholders of the amounts which would otherwise have been receivable had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of any Bond and/or in respect of the Guarantee:

(a) to a Bondholder (or to a third party on behalf of a holder) who is subject to such Taxes in respect of such Bond by reason of its having some connection with the United States, Canada or Jersey otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so; or

(b) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC, or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000, on the taxation and savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c) where the Bond is presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union; or

(d) where the Bond is presented for payment more than 30 days after the date on which such payment becomes due except to the extent that a Bondholder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days; or

(e) where any such tax or duty would not have been so imposed but for the Bondholder's present or former status as a personal holding company, a passive foreign investment company, a controlled foreign corporation for US federal tax purposes or a corporation which accumulates earnings to avoid US federal income tax; or

(f) where such tax would not have been imposed but for the failure of such Bondholder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Bondholder or beneficial owner of such Bond, if such compliance is required by statute or regulation of the United States Treasury Department as a precondition to relief or exemption from such tax; or

(g) where such withholding or deduction is imposed as a result of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge; or

(h) where such tax, assessment or governmental charge is payable otherwise than by deduction or withholding by the Issuer or, as the case may be, the Guarantor, or the Paying Agent from payments of principal of, or interest on, such Bond; or

(i) where such tax is imposed on interest received by a person described in Section 881(c)(3) or Section 871(h)(3)(B) of the US Internal Revenue Code of 1986; or

(j) where any combination of sub-paragraphs (a) to (i) above is applicable.

If either the Issuer or the Guarantor becomes aware that it will be obligated to pay such additional amounts with respect to any payment under or with respect to the Bonds, the Issuer or the Guarantor, as the case may be, will deliver to the Trustee and the Principal Paying Agent on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay such additional amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Guarantor, as the case may be, shall notify the Trustee and the Principal Paying Agent promptly thereafter) a written declaration stating the fact that the additional amounts will be payable and the amount estimated to be so payable. For the avoidance of doubt, the obligations of the Issuer and the Guarantor under this Condition do not limit their rights under Condition 7(b) (*Redemption for Taxation Reasons*).

10 Events of Default

If any of the following events (each an **Event of Default**) occurs and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least 20 per cent of the then Principal Amount of the Bonds or if so directed by an Extraordinary Resolution shall (subject always to the Trustee having been indemnified, provided with security and/or pre-funded in each case to its satisfaction), give notice to the Issuer and the Guarantor that the Bonds are, and they shall accordingly forthwith become, immediately due and payable in cash at their Early Redemption Amount, together with accrued interest.

(a) *Non Payment*: if default is made for a period of seven days or more in the payment of any sum (including, without limitation, by delivery of the Asset Amount) due in respect of the Bonds or any of them; or

(b) *Breach of Other Obligations*: if the Issuer or the Guarantor fails to perform or observe any of its respective obligations (or any provision expressed as an obligation whether or not enforceable as such) under the Bonds or the Trust Deed (other than obligations referred to in sub-paragraph (a) above) and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 14 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee of notice on the Issuer or the Guarantor requiring the same to be remedied; or

(c) *Cross-Default*: if (i) any Indebtedness (other than arising under the Bonds or the Guarantee) of the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor becomes due and repayable prior to its stated maturity by reason of an event of default howsoever described, (ii) any such Indebtedness is not paid when due or, as the case may be, within any applicable grace period (whenever agreed), (iii) the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor fails to pay when due (or, as the case may be, within any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person or (iv) any security given by the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor for any Indebtedness of any Person or for any guarantee or indemnity of Indebtedness of any Person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security, save in any such case where there is a *bona fide* dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable and the Issuer and/or the Guarantor is actively defending the claim, provided that (in relation to each of (i) to (iv) above) the aggregate amount of the relevant Indebtedness in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds US$1 million or, if denominated in another currency, its US dollar equivalent; or

(d) *Winding-up*: if an order shall be made by any competent court or any resolution shall be passed for the winding-up or dissolution of the Issuer and/or the Guarantor, save for the purposes of any amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved by an Extraordinary Resolution of the Bondholders; or

(e) *Winding-up of a Principal Subsidiary of the Guarantor*: if an order shall be made by any competent court or any resolution shall be passed for the winding-up or dissolution of a Principal Subsidiary of the Guarantor (other than, for the avoidance of doubt, the Issuer), save for the purposes of any amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary of the Guarantor and under which all the surplus assets of such Principal Subsidiary of the Guarantor are transferred to the Guarantor or any of its other Subsidiaries or (ii) the terms of which have previously been approved by an Extraordinary Resolution of the Bondholders; or

(f) *Cessation of Business*: if the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of any amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer, the Guarantor or such Principal Subsidiary of the Guarantor and under which all or substantially all of its assets are transferred to the Guarantor or another Subsidiary of the Guarantor or to a transferee or transferees which is or are, or immediately upon such transfer become(s), a Principal Subsidiary or Principal Subsidiaries of the Guarantor, (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Guarantor or a Principal Subsidiary of the Guarantor on an arm's length basis or (iii) the terms of which have previously been approved by an Extraordinary Resolution of the Bondholders; or

(g) *Insolvency*: if the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor shall suspend or announce its intention to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts or meet its liabilities as they fall due, or shall be adjudicated or found insolvent (for the avoidance of doubt, in the case of the Issuer, the term "insolvent" shall include the definition for such term set out in the Companies (Jersey) Law 1991, as amended and the Bankruptcy (Désastre) (Jersey) Law 1990, as amended) by a competent court or shall enter into any compromise or other similar arrangement with its creditors generally or shall, in the case of the Issuer, become bankrupt as that term is defined in the Interpretation (Jersey) Law 1954, as amended

or an application is made for the property of the Issuer to be declared "en désastre"; or

(h) *Security Enforced*: any liquidator, trustee in bankruptcy, receiver, administrative receiver, administrator, the Viscount or other similar official is appointed in relation to the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor or in relation to the whole or, a substantial part of the undertaking or assets of any of them; or

(i) *Enforcement Proceedings*: one or more final judgements, writs of execution, garnishments or attachments or similar processes representing claims in an aggregate of more than US$1 million (or, if denominated in another currency, in its US dollar equivalent) at any time are issued or levied against all or substantially all of the assets of the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor and are not released, satisfied, discharged, stayed, vacated, bonded or accepted for payment by an insurer within 30 days after their entry, commencement or levy; or

(j) *Ownership*: if the Issuer ceases to be directly or indirectly wholly-owned by the Guarantor; or

(k) *Guarantee*: if the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect; or

(l) *Nationalisation*: any step is taken by any governmental authority, department, body or other entity with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or substantially all of the assets of the Issuer, the Guarantor or any Principal Subsidiary of the Guarantor; or

(m) *Illegality*: it is or will become illegal for the Issuer or the Guarantor to perform or comply with any one or more of its respective obligations under the Bonds; or

(n) *Analogous Events*: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to under any of the foregoing sub-paragraphs.

11 Prescription

Claims against the Issuer or the Guarantor or for payment of principal and/or any other amount payable in respect of the Bonds will become prescribed unless made within ten years in the case of principal and five years in the case of interest from the relevant Payment Date. None of the Trustee, the Paying Agents or the Registrar shall be responsible or liable for any amounts so prescribed.

12 Replacement of Certificates

If any Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar or any Paying Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and the giving of such indemnity and/or security and production of such evidence as the Issuer, the Guarantor, any Paying Agent or the Registrar may require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

13 Meetings of Bondholders, Modification and Waiver, Substitution

(a) *Meetings of Bondholders*

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer, the Guarantor or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding

not less than 10 per cent in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more Persons present and holding or representing in the aggregate more than 50 per cent in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more Persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, *inter alia*, (i) to modify the maturity of the Bonds or Payment Dates in respect of the Bonds, (ii) to reduce or cancel the Principal Amount, or Interest in relation to the Bonds, (iii) to change the currency or method of any payment in respect of the Bonds, (iv) to modify or cancel the Guarantee, (v) to sanction any scheme or proposal for the exchange, sale, conversion or cancellation of the Bonds or the substitution of any entity for the Issuer or (vi) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more Persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Bonds at that time. Any Extraordinary Resolution duly passed shall be binding on all Bondholders (whether or not they were present at the meeting at which such resolution was passed).

(b) *Modification and Waiver*

The Trustee may agree, without the consent of the Bondholders to:

(i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee's opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law; and

(ii) any other modification of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bond or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders.

The Trustee may, without the consent of the Bondholders, determine that any Event of Default or any Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified to the Bondholders promptly in accordance with Condition 17 (*Notices*).

(c) *Substitution*

The Trustee may, without the consent of the Bondholders, agree with the Issuer and the Guarantor to the substitution in place of the Issuer (or of any previous substitute or substitutes under this Condition) as the principal debtor under the Bonds and the Trust Deed of any Subsidiary of the Guarantor, provided that (i) the obligations of the substitute as the principal debtor under the Bonds and the Trust Deed are guaranteed by the Guarantor to the Trustee's satisfaction and (ii) certain other conditions set out in the Trust Deed are complied with. In the case of such a substitution the Trustee may agree, without the consent of the Bondholders, to a change of the law governing the Bonds and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Bondholders. Any such

substitution shall be binding on the Bondholders and shall be notified promptly to the Bondholders in accordance with Condition 17 (*Notices*).

(d) *Entitlement of the Trustee*

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Bondholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantor or the Trustee any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders except to the extent provided for in Conditions 9 (*Taxation*) and 15(a) (*Indemnification of the Trustee*).

14 Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Bonds unless (a) it shall have been so directed by an Extraordinary Resolution of the Bondholders, and (b) it shall have been indemnified, provided with security and/or pre-funded in each case to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer and/or the Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure is continuing.

15 Trustee

(a) *Indemnification of the Trustee*

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility including provisions relieving it from taking proceedings, unless indemnified, provided with security and/or pre-funded in each case to its satisfaction. The Trustee is entitled to enter into financial transactions with the Issuer, the Guarantor and any Subsidiary of the Guarantor without accounting for any profits.

(b) *Retirement and Removal of the Trustee*

The Trustee may retire at any time on giving at least 60 days' advance written notice to the Issuer and the Guarantor without giving any reason and without being responsible for any costs occasioned by such retirement or the appointment of a new trustee which shall be borne by the Issuer and the Guarantor. The Bondholders may by Extraordinary Resolution remove the Trustee.

(c) *Certificates/Reports*

The Trustee may rely without liability to Bondholders on any certificate or report of any accountants, financial advisers or investment banks, whether or not addressed to it and whether or not their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to an absolute amount, methodology or otherwise. The Trustee shall be without enquiry entitled to rely on any such report, confirmation or certificate where the Issuer and/or the Guarantor procures delivery of the same pursuant to its obligation to do so under these Conditions or the Trust Deed and such report, confirmation or certificate shall be binding on the Issuer and the Guarantor in the absence of manifest error.

16 Paying Agents and Registrar

The initial Paying Agents and Registrar and their initial specified offices are listed below. Subject to the terms of the Agency Agreement, the Issuer and the Guarantor reserve the right at any time with the prior written approval of the Trustee to vary or terminate the appointment of any Paying Agent or the Registrar and appoint additional or other Paying Agents or a replacement Registrar, provided that it will maintain (a) a Principal Paying Agent, (b) a Registrar outside the United Kingdom, (c) a Paying Agent in a European Union Member State that will not be obliged to deduct tax pursuant to European Union Directive 2003/48/EC, or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive, (d) a Paying Agent having a specified office in London and (e) (so long as the Bonds are listed on any stock exchange and the rules of the exchange so require) a paying agent and transfer agent in any relevant jurisdiction. Notice of any change in the Paying Agents or the Registrar or their specified offices will promptly be given to the Bondholders in accordance with Condition 17 (*Notices)*.

17 Notices

All notices regarding the Bonds will be valid if published in one leading daily newspaper in the United Kingdom (which is expected to be the Financial Times) or, if this is not possible, in one other leading quality English language daily newspaper with general circulation in Europe. The Issuer and the Guarantor shall also ensure that all notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Bonds are for the time being listed. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication or, if required to be published in more than one newspaper, on the date of the first such publication in all the required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve.

So long as the Bonds are represented by the Global Certificate and the Global Certificate is registered in the name of a nominee for a clearing system, and where the rules of any stock exchange on which the Bonds are for the time being listed so permit, notices to Bondholders may be given by delivery of the relevant notice to such clearing system for communication by it to its accountholders, in substitution for publication as required by this Condition 17 (Notices).

18 Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further bonds, notes or debentures either having the same terms and conditions in all respects as the outstanding bonds, notes or debentures of any series (including the Bonds) (or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding bonds, notes or debentures of any series (including the Bonds)) or upon such terms as to interest, premium, redemption and otherwise as the Issuer may determine at the time of their issue. Any further bonds, notes or debentures forming a single series with the outstanding bonds, notes or debentures of any series (including the Bonds) constituted by the Trust Deed or any deed supplemental to it shall, and any other bonds, notes or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed.

19 Contracts (Rights of Third Parties) Act 1999

No Person shall have any right to enforce any term or Condition of the Bonds under the Contracts (Rights of Third Parties) Act 1999.

20 Governing Law and Jurisdiction

(a) *Governing Law*

The Trust Deed, the Bonds and the Agency Agreement, and any non-contractual obligations arising out of or in connection with these documents, are governed by, and shall be construed in accordance with, English law.

(b) *Jurisdiction*

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (**Proceedings**) may be brought in such courts. The Issuer and the Guarantor irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of the Trustee and each of the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c) *Agent for Service of Process*

The Issuer and the Guarantor have, in the Trust Deed, irrevocably and unconditionally appointed Fasken Martineau LLP at the latter's registered office for the time being (currently at 17 Hanover Square, London W1S 1HU, United Kingdom) as their agent in England to receive service of process in any Proceedings in England based on any of the Trust Deed or the Bonds and the Issuer and the Guarantor have undertaken that in the event of such agent ceasing so to act it will appoint such other Person as the Trustee may approve as its agent for that purpose.

PRINCIPAL PAYING AGENT
Citibank, N.A., London Branch

REGISTRAR
Citigroup Global Markets Deutschland AG & Co. KGaA

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

....

....

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

US$ .... principal amount of the Bonds (having identifying numbers ...) in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US dollars account number:

For the account of:

Dated: ....

Certifying Signature

Name: ....

Notes:

(A) A representative of the Bondholder should state the capacity in which he signs, e.g. executor.

(B) The signature of the transferor shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Agent or the Registrar may require.

Schedule 2

Form of Global Certificate

THE BONDS REPRESENTED BY THIS GLOBAL CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (**SECURITIES ACT**) OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OR REGULATION S UNDER THE SECURITIES ACT.

CANYON RESOURCES (JERSEY) LIMITED
(a Jersey limited liability company)
US$14.5 million Guaranteed Gold
Participation Bonds due 2013

GLOBAL CERTIFICATE

ISIN: XS0471300425

Common Code: 047130042

The Bonds in respect of which this Global Certificate is issued are in registered form and form the series designated as specified in the title (**Bonds**) of Canyon Resources (Jersey) Limited (**Issuer**) guaranteed by Atna Resources Ltd. (**Guarantor**).

The Issuer hereby certifies that Citibank Europe plc acting as common depositary is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of US$14.5 million (fourteen million five hundred thousand US dollars) or such lesser amount as is shown on the register of Bondholders as being represented by this Global Certificate and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Certificate. For value received, the Issuer promises to pay the Person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Certificate is issued such amount or amounts as shall become due in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted by a Trust Deed dated 9 December 2009 between the Issuer, the Guarantor and The Law Debenture Trust Corporation p.l.c. as trustee (**Trustee**) and are subject to, and have the benefit of, the Trust Deed and the terms and conditions (**Conditions**) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Certificate. Terms defined in the Trust Deed have the same meaning when used herein.

Owners of interests in the Bonds in respect of which this Global Certificate is issued will be entitled to have title to the Bonds registered in their names and to receive individual Definitive Certificates if either (a) a common depositary for Euroclear and Clearstream, Luxembourg (**Common Depositary**), or (b) Euroclear or Clearstream, Luxembourg (or any other clearing system (**Alternative Clearing System**) as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Bonds evidenced by this Global Certificate may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so.

In such circumstances, the Issuer will cause sufficient individual Definitive Certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Bondholders. A Person with an interest in the Bonds in respect of which this Global Certificate is

issued must provide the Registrar with a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Certificates.

This Global Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the register of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Certificate is issued.

The Conditions are modified as follows in so far as they apply to the Bonds in respect of which this Global Certificate is issued.

Meetings

The registered holder hereof shall be treated as two Persons for the purposes of any quorum requirements of a meeting of Bondholders and, at any such meeting, as having one vote in respect of each US$100,000 in Principal Amount of Bonds in respect of which this Global Certificate is issued on the Issue Date. The Trustee may allow a Person with an interest in Bonds in respect of which this Global Certificate is issued to attend and speak at a meeting of Bondholders on appropriate proof of his identity and interest.

Trustee's Powers

In considering the interests of Bondholders while this Global Certificate is registered in the name of a nominee for a clearing system the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Bonds and (b) consider such interests on the basis that such accountholders were the holders of the Bonds in respect of which this Global Certificate is issued.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the Persons named in a certificate of the holder of the Bonds in respect of which this Global Certificate is issued shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the Bondholders in such principal amounts.

For all purposes, each Person who is for the time being shown in the records of the Common Depositary, Euroclear or of Clearstream, Luxembourg as a holder of a particular principal amount of Bonds in respect of which this Global Certificate is issued, (in which regard any certificate or other document issued by the Common Depositary, Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by a Global Certificate standing to the account of any Person shall be conclusive and binding for all purposes) shall be recognised as the holder of such principal amount of Bonds.

Cancellation

Cancellation of any Bond required by the Conditions to be cancelled following its redemption or purchase by the Issuer will be effected by reduction in the principal amount of the Bonds in the Register.

Payments

Payments of principal, interest (if any) in respect of Bonds represented by this Global Certificate will be made without presentation and, if no further payment falls to be made in respect of the Bonds, surrender of this Global Certificate to or to the order of the Principal Paying Agent or such other Paying Agent as shall have been notified to the Bondholders for such purpose.

Transfers

Transfers of interests in the Bonds with respect to which this Global Certificate is issued shall be effected through the records of the Common Depositary, Euroclear and Clearstream, Luxembourg and their respective participants in accordance with the rules and procedures of the Common Depositary, Euroclear and Clearstream, Luxembourg or any Alternative Clearing System and their respective direct and indirect participants.

Notices

So long as the Bonds are represented by this Global Certificate and this Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, notices required to be given to Bondholders may be given by their being delivered to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions.

This Global Certificate shall not be valid for any other purpose until authenticated by or on behalf of the Registrar.

This Global Certificate, and any non-contractual obligations arising out of or in connection with it, shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Certificate to be signed manually or by facsimile by a Person authorised on its behalf.

Dated 9 December 2009

CANYON RESOURCES (JERSEY) LIMITED

By:

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Bondholders as holder of the above-mentioned principal amount of Bonds.

Citigroup Global Markets Deutschland AG & Co. KGaA as Registrar without recourse, liability or warranty

By:

Authorised Signatory

Dated:

Schedule A

SCHEDULE OF REDUCTIONS IN PRINCIPAL AMOUNT OF THE BONDS IN RESPECT OF WHICH THIS GLOBAL CERTIFICATE IS ISSUED

The following increase or reductions in the principal amount of the Bonds in respect of which this Global Certificate is issued have been made as a result of (a) redemption of Bonds or (b) issue of Definitive Certificates in respect of the Bonds or (c) repurchase and cancellation of Bonds:

Date of Redemption / Repurchase and cancellation / Issue of Definitive Certificates/	Amount of decrease in principal amount of Bonds	Principal amount of Bonds following such decrease	Notation made by or on behalf of the Registrar

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Bonds in respect of which the Certificate is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred	Name, address and account payments of transferee

Dated: ....

Certifying signature: ....

Name: ....

Notes:

(A) A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(B) The signature of the transferee shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Principal Paying Agent or the Registrar may require.

Schedule 3

Provisions for Meetings of Holders

1 DEFINITIONS

As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Block Voting Instruction means an English language document issued by the Principal Paying Agent in which:

(a) it is certified that on the date thereof Bonds represented by the Global Certificate which are held in an account with any Clearing System or Definitive Certificates (in each case not being Bonds in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) have been deposited with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Bonds will cease to be so deposited or held or blocked until the first to occur of:

(i) the conclusion of the meeting specified in such Block Voting Instruction; and

(ii) the surrender to the Principal Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by the Principal Paying Agent in respect of each such deposited Bond which is to be released or (as the case may require) the Bonds ceasing with the agreement of the Principal Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Principal Paying Agent to the Issuer in accordance with paragraph 3(g) of the necessary amendment to the Block Voting Instruction;

(b) it is certified that each Bondholder has instructed the Principal Paying Agent that the vote(s) attributable to the Bonds so deposited or held or blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c) the aggregate principal amount of the Bonds so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d) one or more Persons named in such Block Voting Instruction (each hereinafter called a **proxy**) is or are authorised and instructed by the Principal Paying Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Bond any clearing system on behalf of which such Bond is held or which is the bearer, holder or (directly or through a nominee) registered owner of a Bond, in either case whether alone or jointly with any other Clearing System(s).

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a) a holder of a Bond in the form of a Definitive Certificate which is not held in an account with any Clearing System;

(b) a bearer of any Voting Certificate;

(c) a proxy specified in any Block Voting Instruction; and

(d) a proxy appointed by a Bondholder in definitive form which is not held in an account with any Clearing System;

Extraordinary Resolution means:

(a) a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a majority consisting of not less than three-fourths of the Eligible Persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll; or

(b) a resolution in writing signed by or on behalf of the Bondholders of not less than three fourths in principal amount of the Bonds which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Bondholders;

Ordinary Resolution means:

(a) a resolution passed at a meeting duly convened and held in accordance with this Trust Deed by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a simple majority of the votes cast on such poll; or

(b) a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Bonds, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Bondholders;

Voting Certificate means an English language certificate issued by the Principal Paying Agent in which it is stated:

(a) that on the date thereof Bonds (whether represented by the Global Certificate held in an account with any Clearing System or a Definitive Certificate) (in each case not being Bonds in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) were deposited with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) are held to its order or under its control or are blocked in an account with a Clearing System and that no such Bonds will cease to be so deposited or held or blocked until the first to occur of:

  (iii) the conclusion of the meeting specified in such Voting Certificate; and

  (iv) the surrender of the Voting Certificate to the Principal Paying Agent who issued the same; and

(b) that the bearer thereof is entitled to attend and vote at such meeting in respect of the Bonds represented by such Voting Certificate;

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Principal Paying Agent has its specified office (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in the place where the Principal Paying Agent has its specified office (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to

the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of **Clear Days** in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given or the day on which such meeting is held (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held).

All references in this Schedule to a **meeting** shall, where the context so permits, include any relevant adjourned meeting.

2 EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

A Bondholder may require the issue by the Principal Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Principal Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any Bondholder or other Person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Principal Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the Bondholder to which such Voting Certificate or Block Voting Instruction relates and the Principal Paying Agent with which such Bonds have been deposited or the Person holding Bonds to the order or under the control of the Principal Paying Agent or the Clearing System in which such Bonds have been blocked shall be deemed for such purposes not to be the holder of those Bonds.

3 PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

(a) *Definitive Certificates not held in a Clearing System - Voting Certificate*

A holder of a Bond in definitive form which is not held in an account with any Clearing System (not being a Bond in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) may obtain a Voting Certificate in respect of such Bond from the Principal Paying Agent subject to such Bondholder having procured that such Bond is deposited with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Bond is held to its order or under its control upon terms that no such Bond will cease to be so deposited or held until the first to occur of:

(i) the conclusion of the meeting specified in such Voting Certificate; and

(ii) the surrender of the Voting Certificate to the Principal Paying Agent who issued the same.

(b) *Global Certificate held in a Clearing System - Voting Certificate*

A holder of a Bond (not being a Bond in respect of which instructions have been given to the Principal Paying Agent in accordance with paragraph 3(d)) represented by the Global Certificate held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Bond by giving notice to the Clearing System through which such Bondholder's interest in the Bond is held specifying by name a Person (an **Identified Person**) (which need not be the Bondholder himself) to collect the Voting Certificate and attend and vote at the meeting. The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Principal Paying Agent against presentation by such Identified Person of the form of identification

previously notified by such Bondholder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Principal Paying Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Principal Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(c) *Definitive Certificates not held in a Clearing System - Block Voting Instruction*

A holder of a Definitive Certificate which is not held in an account with any Clearing System (not being a Bond in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Bond by depositing such Bond with the Principal Paying Agent or (to the satisfaction of the Principal Paying Agent) by procuring that, not less than 48 Hours before the time fixed for the relevant meeting, such Bond is held to the Principal Paying Agent's order or under its control, in each case on terms that no such Bond will cease to be so deposited or held until the first to occur of:

(i) the conclusion of the meeting specified in such Block Voting Instruction; and

(ii) the surrender to the Principal Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by the Principal Paying Agent in respect of each such deposited or held Bond which is to be released or (as the case may require) the Bond or Bonds ceasing with the agreement of the Principal Paying Agent to be held to its order or under its control and the giving of notice by the Principal Paying Agent to the Issuer in accordance with paragraph 3(g) hereof of the necessary amendment to the Block Voting Instruction;

and instructing the Principal Paying Agent that the vote(s) attributable to the Bond or Bonds so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment.

(d) *Global Certificate held in a Clearing System - Block Voting Instruction*

A Bondholder of a Bond (not being a Bond in respect of which a Voting Certificate has been issued) represented by the Global Certificate held in an account with any Clearing System may require the Principal Paying Agent to issue a Block Voting Instruction in respect of such Bond by first instructing the Clearing System through which such Bondholder's interest in the Bond is held to procure that the votes attributable to such Bond should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Principal Paying Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Bonds in respect of which instructions have been given and the manner in which the votes attributable to such Bonds should be cast, the Principal Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(e) *Definitive Certificates not held in a Clearing System - appointment of proxy; Omnibus Proxy*

(i) A holder of Definitive Certificates not held in an account with any Clearing System may, by an instrument in writing in the English language (**form of proxy**) signed by the Bondholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or any Transfer Agent not less than 48 Hours before the time fixed for the relevant meeting, appoint any Person (**proxy**) to act on his or its behalf in connection with any meeting.

(ii) Any proxy appointed pursuant to subparagraph (i) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting, to be the holder of the Bonds to which such appointment relates and the Bondholders of the Bonds shall be deemed for such purposes not to be the Bondholder.

(f) Each Block Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the Principal Paying Agent, and each form of proxy shall be deposited by the Principal Paying Agent or (as the case may be) by the Registrar or the Transfer Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction or form of proxy proposes to vote, and in default the Block Voting Instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A copy of each Block Voting Instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction or form of proxy.

(g) Any vote given in accordance with the terms of a Block Voting Instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or form of proxy or of any of the instructions of the relevant Bondholder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the Principal Paying Agent (in the case of a Block Voting Instruction) or from the Bondholder thereof (in the case of a proxy appointed pursuant to paragraph 3(e)) by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of a proxy) before the time appointed for holding the meeting at which the Block Voting Instruction or form of proxy is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4 The Issuer, the Guarantor or the Trustee may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the Bondholders of not less than ten (10) per cent in principal amount of the Bonds for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven (7) days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the Issuer or the Guarantor is about to convene any such meeting the Issuer or the Guarantor, as the case may be, shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve in writing.

5 At least 21 Clear Days' notice specifying the place, day and hour of meeting shall be given to the Bondholders prior to any meeting in the manner provided by Condition 13. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and, in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the

Bondholders of such resolution, if passed. Such notice shall include statements as to the manner in which Bondholders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and to the Issuer (unless the meeting is convened by the Issuer).

6 A Person (who may but need not be a Bondholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the Person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Bondholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same Person as was Chairman of the meeting from which the adjournment took place.

7 At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-tenth of the principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent in principal amount of the Bonds for the time being outstanding **PROVIDED THAT** at any meeting the business of which includes any of the following matters (each of which shall, subject only to clause 13.1 and clause 13.2, only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a) modifying the Maturity Date or any Payment Date;

(b) reducing or cancelling the principal amount or rate of interest payable in respect of, or altering the currency of payment, of the Bonds;

(c) modifying or varying the Redemption Amount payable by delivery of the Asset Amount in respect of the Bonds;

(d) modifying or cancelling the Guarantee;

(e) alteration of the majority required to pass an Extraordinary Resolution;

(f) the sanctioning of any such scheme or proposal or substitution as is described in paragraphs 19(i) and 19(j); and

(g) alteration of this proviso or the proviso to paragraph 9;

the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds of the principal amount of the Bonds for the time being outstanding.

8 If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Bondholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any

particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings.

9 At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Bonds so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present **PROVIDED THAT** at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 7 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third of the principal amount of the Bonds for the time being outstanding.

10 Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if ten (10) were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11 Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer, the Guarantor, the Trustee or any Eligible Person (whatever the amount of the Bonds so held or represented by him).

12 At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13 Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14 The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place; but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15 Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16 Any director or officer of the Trustee, its lawyers and financial advisors, any director or officer of the Issuer or, as the case may be, the Guarantor, their respective lawyers and financial advisors, any director or officer of any of the Principal Paying Agent and any other Person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, no Person shall be entitled to attend and speak nor shall any Person be entitled to vote at any meeting unless he is an Eligible Person. No Person shall be entitled to vote at any meeting in respect of Bonds which are deemed to be not outstanding by virtue of the proviso to the definition of outstanding in clause 1.

17 At any meeting:

(a) on a show of hands every Eligible Person present shall have one vote; and

(b) on a poll every Eligible Person present shall have one vote in respect of each denomination of US$100,000 or such other amount as the Trustee may in its absolute discretion stipulate, in principal amount of the Bonds held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18 The proxies named in any Block Voting Instruction or form of proxy need not be Bondholders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

19 A meeting shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a) Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor, the Trustee, any Appointee and the Bondholders or any of them.

(b) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Bondholders, or the Issuer or the Guarantor against any other or others of them or against any of their property whether such rights arise under this Trust Deed or otherwise.

(c) Power to assent to any modification of the provisions of this Trust Deed which is proposed by the Issuer, the Guarantor, the Trustee or any Bondholder.

(d) Power to give any authority or sanction which under the provisions of this Trust Deed is required to be given by Extraordinary Resolution.

(e) Power to appoint any Persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution.

(f) Power to approve of a Person to be appointed a trustee and power to remove any trustee or trustees for the time being of this Trust Deed.

(g) Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under this Trust Deed.

(h) Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(i) Power to sanction any scheme or proposal for the exchange or sale of the Bonds for or the conversion of the Bonds into or the cancellation of the Bonds in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some Person with power on behalf of the Bondholders to execute an instrument of transfer of the Registered Bonds held by them in favour of the Persons with or to whom the Bonds are to be exchanged or sold respectively.

(j) Power to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed.

20 Any resolution passed at a meeting of the Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders whether or not present or whether or not represented at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Bondholders shall be published in accordance with Condition 17 by the Issuer within 14 days of such result being known, **PROVIDED THAT** the non-publication of such notice shall not invalidate such result.

21 Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22 Subject to all other provisions of this Trust Deed the Trustee may (after consultation with the Issuer and the Guarantor where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantor or the Bondholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to Bondholders in accordance with Condition 17 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

Schedule 4

Form of [Directors'/Officers/Authorised Signatories'] Certificate

[ON THE HEADED PAPER OF THE [ISSUER/GUARANTOR]]

To: [The Law Debenture Trust Corporation p.l.c. [or any successor]
Fifth Floor
100 Wood Street
London EC2V 7EX
United Kingdom]

[DATE]

Dear Sirs

CANYON RESOURCES (JERSEY) LIMITED - US$14.5 million Guaranteed Gold Participation Bonds due 2013 (Bonds)

This certificate is delivered to you in accordance with clause 6.7 of the Trust Deed dated 9 December 2009 (**Trust Deed**) and made between Canyon Resources (Jersey) Limited (**Issuer**), Atna Resources Ltd. (**Guarantor**) and The Law Debenture Trust Corporation p.l.c. (**Trustee**). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief (having made all reasonable enquiries):

(a) as at [•][1], no Event of Default or Potential Event of Default existed [other than [•]][2] and no Event of Default or Potential Event of Default had existed at any time since [•][3] [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under clause 6.7][4] [other than [•]][5]; and

(b) from and including [•][3] [the Certification Date of the last certificate delivered under clause 6.7][4] to and including [•][1], each of the Issuer and the Guarantor has complied in all respects with its obligations under the Trust Deed [other than [•]][6].

For and on behalf of

[ISSUER/GUARANTOR]

....	....
Director	Director

[1] Specify a date not more than 7 days before the date of delivery of the certificate
[2] If any Event of Default or Potential Event of Default did exist, give details; otherwise delete
[3] Insert date of Trust Deed in respect of the first certificate delivered under clause 6.7, otherwise delete
[4] Include unless the certificate is the first certificate delivered under clause 6.7, in which case delete
[5] If any Event of Default or Potential Event of Default did exist, give details; otherwise delete
[6] If the Issuer and/or Guarantor has failed to comply with any obligation(s), give details; otherwise delete

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered the day and year first above written.

The Issuer
Executed as a deed)
for and on behalf of)
CANYON RESOURCES (JERSEY) LIMITED)
by:)

JAMES HESKETH

....
Authorised Signatory

The Guarantor
Executed as a deed)
for and on behalf of)
ATNA RESOURCES LTD.)
by:)

JAMES HESKETH

....
Authorised Signatory

....
Authorised Signatory

The Trustee
Executed as a deed)
for and on behalf of)
THE LAW DEBENTURE TRUST CORPORATION P.L.C.)
by:)

RICHARD RANCE

....
Authorised Signatory

BILL ROWLAND

....
Authorised Signatory